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                        FINANCIAL ASSET SECURITIES CORP.,
                                    Depositor




                            LITTON LOAN SERVICING LP
                        WELLS FARGO HOME MORTGAGE, INC.,
                                    Servicers



                                       and


                    BANKERS TRUST COMPANY OF CALIFORNIA, N.A.
                                     Trustee





                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 1, 2001

             -------------------------------------------------------


                     Soundview Home Equity Loan Trust 2001-2

                    Asset-Backed Certificates, Series 2001-2






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

                                                   TABLE OF CONTENTS

                                                       ARTICLE I

                                                      DEFINITIONS

Section 1.01      Defined Terms.......................................................................................3
Section 1.02.     Accounting.........................................................................................31
Section 1.03.     Allocation of Certain Interest Shortfalls..........................................................32

                                                       ARTICLE II

                                             CONVEYANCE OF MORTGAGE LOANS;
                                           ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.      Conveyance of Mortgage Loans......................................................................33
Section 2.02.      Acceptance of REMIC 1 by Trustee..................................................................34
Section 2.03.      Repurchase or Substitution of Mortgage Loans by the Seller........................................35
Section 2.04.      [Reserved]........................................................................................37
Section 2.05.      Representations, Warranties and Covenants of the Servicers........................................37
Section 2.06.      Conveyance of  REMIC Regular Interests and Acceptance of REMIC 1 by the Trustee; Issuance
                   of Certificates...................................................................................40

                                                      ARTICLE III

                                     ADMINISTRATION AND SERVICING OF THE TRUST FUND

Section 3.01.      Servicer to Act as Servicer.......................................................................41
Section 3.02.      Collection of Mortgage Loan Payments..............................................................42
Section 3.03.      Realization Upon Defaulted Mortgage Loans.........................................................42
Section 3.04.      Collection Account and Distribution Account.......................................................43
Section 3.05.      Permitted Withdrawals From the Collection Account.................................................45
Section 3.06.      Establishment of Escrow Accounts; Deposits in Escrow Accounts.....................................46
Section 3.07.      Permitted Withdrawals From Escrow Account.........................................................46
Section 3.08.      Payment of Taxes, Insurance and Other Charges.....................................................46
Section 3.09.      Transfer of Accounts..............................................................................47
Section 3.10.      Maintenance of Hazard Insurance...................................................................47
Section 3.11       Maintenance of Mortgage Blanket Insurance Policy..................................................47
Section 3.13.      Title, Management and Disposition of REO Property.................................................48
Section 3.14.      Due-on-Sale Clauses; Assumption and Substitution Agreements.......................................50
Section 3.15.      Notification of Adjustments.......................................................................50
Section 3.16.      Optional Purchase of Defaulted Mortgage Loans.....................................................51
Section 3.17.      Trustee to Cooperate; Release of Files............................................................51
Section 3.18.      Servicing Compensation............................................................................52
Section 3.19.      Annual Statement as to Compliance.................................................................52
Section 3.20.      Annual Independent Certified Public Accountants' Reports..........................................52
Section 3.21.      Access to Certain Documentation and Information Regarding the Mortgage Loans......................52
Section 3.22.      [Reserved]........................................................................................53
Section 3.23.      Obligations of the Servicer in Respect of Prepayment Interest Shortfalls..........................53
Section 3.24.      Maintenance of the Primary Mortgage Insurance Policies; Collections Thereunder....................53
Section 3.25.      Investment of Funds in the Collection Account and the Distribution Account........................54
Section 3.26.      Liability of Servicer and Others; Indemnification.................................................55
Section 3.27.      Reports of Foreclosure and Abandonment of Mortgaged Properties....................................55
Section 3.28.      Solicitations.....................................................................................56


                                                          -ii-




Section 3.29.      Reserve Fund......................................................................................56
Section 3.30.      Advance Facility..................................................................................57

                                                       ARTICLE IV

                                                     FLOW OF FUNDS

Section 4.01.      Distributions.....................................................................................58
Section 4.02.      Reserved..........................................................................................62
Section 4.03.      Statements........................................................................................62
Section 4.04.      Servicer Remittance Reports; Advances.............................................................64
Section 4.05.      Reserved..........................................................................................65
Section 4.07.      Compliance with Withholding.......................................................................65
Section 4.08.      Distributions on the REMIC 1 Regular Interests....................................................65
Section 4.09.      Allocation of Realized Losses.....................................................................66

                                                       ARTICLE V

                                                    THE CERTIFICATES

Section 5.01.      The Certificates..................................................................................68
Section 5.02.      Registration of Transfer and Exchange of Certificates.............................................68
Section 5.03.      Mutilated, Destroyed, Lost or Stolen Certificates.................................................72
Section 5.04.      Persons Deemed Owners.............................................................................72
Section 5.05.      Appointment of Paying Agent.......................................................................72

                                                       ARTICLE VI

                                            THE SERVICERS AND THE DEPOSITOR

Section 6.01.      Liability of the Servicers and the Depositor......................................................73
Section 6.02.      Merger or Consolidation of, or Assumption of the Obligations of, the
                   Servicers or the Depositor........................................................................73
Section 6.03.      Limitation on Liability of the Servicers and Others...............................................73
Section 6.04.      Servicers Not to Resign...........................................................................73
Section 6.05.      Delegation of Duties..............................................................................74
Section 6.06.      Subservicing Agreements and Successor Subservicer.................................................74
Section 6.07.      Inspection........................................................................................75

                                                      ARTICLE VII

                                                        DEFAULT

Section 7.01.      Servicer Events of Termination....................................................................76
Section 7.02.      Trustee to Act; Appointment of Successor..........................................................77
Section 7.03.      Waiver of Defaults................................................................................78
Section 7.04.      Notification to Certificateholders................................................................78
Section 7.05.      Survivability of Servicer Liabilities.............................................................79

                                                      ARTICLE VIII

                                                      THE TRUSTEE

Section 8.01.      Duties of Trustee.................................................................................80
Section 8.02.      Certain Matters Affecting the Trustee.............................................................80


                                                         -iii-




Section 8.03.      Trustee Not Liable for Certificates or Mortgage Loans.............................................81
Section 8.04.      Trustee May Own Certificates......................................................................82
Section 8.05.      Trustee Fees and Expenses.........................................................................82
Section 8.06.      Eligibility Requirements for Trustee..............................................................82
Section 8.07.      Resignation or Removal of Trustee.................................................................82
Section 8.08.      Successor Trustee.................................................................................83
Section 8.09.      Merger or Consolidation of Trustee................................................................83
Section 8.10.      Appointment of Co-Trustee or Separate Trustee.....................................................83
Section 8.11.      Appointment of Custodians.........................................................................84
Section 8.12.      Appointment of Office or Agency...................................................................84
Section 8.13.      Representations and Warranties of the Trustee.....................................................84

                                                       ARTICLE IX

                                                  REMIC ADMINISTRATION

Section 9.01.      REMIC Administration..............................................................................86
Section 9.02.      Prohibited Transactions and Activities............................................................87
Section 9.03.      Indemnification with Respect to Certain Taxes and Loss of REMIC Status............................87

                                                       ARTICLE X

                                                      TERMINATION

Section 10.01      Termination.......................................................................................89
Section 10.02.     Additional Termination Requirements...............................................................90

                                                       ARTICLE XI

                                                MISCELLANEOUS PROVISIONS

Section 11.01.     Amendment.........................................................................................91
Section 11.02.     Recordation of Agreement; Counterparts............................................................91
Section 11.03.     Limitation on Rights of Certificateholders........................................................92
Section 11.04.     Governing Law; Jurisdiction.......................................................................92
Section 11.05.     Notices...........................................................................................92
Section 11.06.     Severability of Provisions........................................................................93
Section 11.07.     Article and Section References....................................................................93
Section 11.08.     Reserved..........................................................................................93
Section 11.09.     Further Assurances................................................................................93
Section 11.10.     Benefits of Agreement.............................................................................93
Section 11.11      Acts of Certificateholders........................................................................93

EXHIBITS:
---------

Exhibit A-1        Form of Class AF Certificates
Exhibit A-2        Form of Class AV Certificates
Exhibit A-3        Form of Class M-1 Certificates
Exhibit A-4        Form of Class M-2 Certificates
Exhibit A-5        Form of Class M-3 Certificates
Exhibit A-6        Form of Class C Certificates
Exhibit A-7        Form of Class P Certificates
Exhibit A-8        Form of Class R Certificates
Exhibit B          Mortgage Loan Schedule
Exhibit C          Request for Release
Exhibit D-1        Form of Trustee's Initial Certification
Exhibit D-2        Form of Trustee's Final Certification
Exhibit E          Form of Mortgage Loan Purchase Agreement
Exhibit F          Form of Lost Note Affidavit
Exhibit G          Form of ERISA Representation
Exhibit H          Form of Investment Letter
Exhibit I          Form of Transfer Affidavit
Exhibit J          Form of Transferor Certificate

Schedule I         Prepayment Charge Schedule
Schedule II Mortgage Loan Schedule with respect to Mortgage Loans that have Primary Mortgage Insurance

                   This Pooling and Servicing Agreement is dated as of June 1, 2001 (the "Agreement"), among FINANCIAL ASSET SECURITIES CORP., as depositor (the "Depositor"), LITTON LOAN SERVICING LP ("Litton") and WELLS FARGO HOME MORTGAGE, INC. ("Wells Fargo"), as servicers (the "Servicers") and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

                   The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of eight classes of certificates, designated as (i) the Class AF Certificates, (ii) the Class AV Certificates, (iii) the Class M-1 Certificates, (iv) the Class M-2 Certificates,
(v) the Class M-3 Certificates, (vi) the Class C Certificates, (vii) the Class P Certificates and (viii) the Class R Certificates.

                                     REMIC 1
                                     -------

          As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Reserve Fund) as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for the REMIC 1 Regular Interests. The REMIC 1 Regular Interests will not be certificated.


                             Uncertificated REMIC 1             Initial Uncertificated                 Assumed Final
     Designation                Pass-Through Rate                  Principal Balance                 Maturity Date(1)
     -----------                -----------------                  -----------------                 ----------------
         LT1                      Variable(2)                       $39,423,970.75                  February 25, 2030
         LT2                      Variable(2)                       $   369,100.00                  February 25, 2030
         LT3                      Variable(2)                       $    14,076.29                  February 25, 2030
         LT4                      Variable(2)                       $    12,670.25                  February 25, 2030
         LT5                      Variable(2)                       $     6,435.94                  February 25, 2030
         LT6                      Variable(2)                       $   402,288.35                  February 25, 2030
         LT7                      Variable(2)                       $34,872,330.89                  February 25, 2030
         LT8                      Variable(2)                       $   326,480.00                  February 25, 2030
         LT9                      Variable(2)                       $    12,453.71                  February 25, 2030
        LT10                      Variable(2)                       $    11,209.75                  February 25, 2030
        LT11                      Variable(2)                       $     5,694.06                  February 25, 2030
        LT12                      Variable(2)                       $   355,842.71                  February 25, 2030
        LTPI                      Variable(2)                       $        53.06                  February 25, 2030
        LTPII                     Variable(2)                       $        46.94                  February 25, 2030

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for the REMIC 1 Regular Interests.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2
                                     -------

          As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2." The Class R-2 Interest will represent the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions. The following table irrevocably sets forth the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the "regular interests" in REMIC 2 created hereunder.



                                                                Original Class Certificate               Assumed Final
   Class Designation              Pass-Through Rate                  Principal Balance                 Maturity Date (1)
   -----------------              -----------------                  -----------------                 -----------------
       Class AF                     Variable(2)                       $36,910,000.00                  February 25, 2030
       Class AV                     Variable(2)                       $32,648,000.00                  February 25, 2030
       Class M-1                    Variable(2)                       $ 2,653,000.00                  February 25, 2030
       Class M-2                    Variable(2)                       $ 2,388,000.00                  February 25, 2030
       Class M-3                    Variable(2)                       $ 1,213,000.00                  February 25, 2030
        Class C                     Variable(2)                       $       552.69(3)               February 25, 2030
        Class P                        N/A(4)                         $       100.00                  February 25, 2030

___________________
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 2.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class C Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests. The Class C Certificates will not accrue interest on their Class Certificate Principal Balance.
(4)       The Class P Certificates will not accrue interest.

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.01      Defined Terms.
                            -------------

                   Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class AV Certificates and the Mezzanine Certificates shall be made on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                   "1933 Act": The Securities Act of 1933, as amended.

                   "Account": Either of the Collection Account and Distribution Account.

                   "Accrual Period": With respect to the Class AV Certificates and the Mezzanine Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date. With respect to the Class AF Certificates and the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date.

                   "Adjustable-Rate Mortgage Loan": A Mortgage Loan which provides for an adjustable Mortgage Rate payable with respect thereto.

                   "Adjusted Net Maximum Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is an Adjustable-Rate Mortgage Loan) or the Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is a Fixed-Rate Mortgage Loan), in either case as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

                   "Adjusted Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

                   "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, each adjustment date on which the Mortgage Rate of such Adjustable-Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

                   "Advance": As to any Mortgage Loan or REO Property, any advance made by the related Servicer in respect of any Distribution Date pursuant to Section 4.04.

                   "Advancing Person":  As defined in Section 3.30 hereof.

                   "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

                   "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                   "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                   "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date.

                   "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto, including the terms and provisions of any related Primary Mortgage Insurance Policy.

                   "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

                   "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

                   "Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the Monthly Payments received by the related Servicer on or prior to the Business Day prior to the related Servicer Remittance Date, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the related Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the related Collection Account by the related Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the related Servicer for such Distribution Date and (f) the aggregate of any Advances made by the Trustee for such Distribution Date pursuant to Section 7.02 over (ii) the sum, without duplication, of (a) related Servicing Fees retained pursuant to Section 3.04 (a)(ii) and the first sentence of Section 3.18, (b) amounts reimbursable or payable to the related Servicer pursuant to Section 3.05, (c) amounts deposited in the related Collection Account or the Distribution Account, as the case may be, in error, (d) the amount of any Prepayment Charges collected by the related Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Servicer Prepayment Charge Payment Amount, (d) the Trustee Fee payable from the Distribution Account pursuant to Section 8.05 and (e) the sum of any indemnification payments made by the Trust pursuant to Section 3.26(b) and any indemnification payments or expense reimbursements made by the Trust pursuant to
Section 8.05.

                   "Balloon Loan": A Mortgage Loan that provides for a Balloon Payment.

                   "Balloon Payment": With respect to any Balloon Loan, the payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan.

                   "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

                   "Basic Principal Distribution Amount": With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for both Loan Groups for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

                   "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A Certificates and the Mezzanine Certificates shall be Book-Entry Certificates.

                   "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Delaware, the State of Maryland, the State of Minnesota, the State of New York, or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

                   "Certificate": Any Regular Certificate or Class R
Certificate.

                   "Certificate Group": Either the Group I Certificates or the Group II Certificates.

                   "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose.

                   "Certificate Margin": With respect to the Class AV Certificates and REMIC I Regular Interest LT8 on each Distribution Date (A) on or prior to the Optional Termination Date, 0.30% per annum and (B) after the Optional Termination Date, 0.600% per annum. With respect to the Class M-1 Certificates, REMIC 1 Regular Interest LT3 and REMIC 1 Regular Interest LT9 on each Distribution Date (A) on or prior to the Optional Termination Date, 0.750% per annum and (B) after the Optional Termination Date, 1.125% per annum. With respect to the Class M-2 Certificates, REMIC 1 Regular Interest LT4 and REMIC 1 Regular Interest LT10 on each Distribution Date (A) on or prior to the Optional Termination Date, 1.200% per annum and (B) after the Optional Termination Date, 1.800% per annum. With respect to the Class M-3 Certificates, REMIC 1 Regular Interest LT5 and REMIC 1 Regular Interest LT11 on each Distribution Date (A) on or prior to the Optional Termination Date, 2.250% per annum and (B) after the Optional Termination Date, 3.375% per annum.

                   "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

                    "Certificate Principal Balance": With respect to any Class of Regular Certificates and any Distribution Date, the Certificate Principal Balance thereof on the Closing Date (the "Original Class Certificate Principal Balance") reduced by the sum of all amounts actually distributed in respect of principal of such Class and, in the case of a Mezzanine Certificate, Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

                   "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

                   "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

                   "Class A Certificate": Any one of the Class AF Certificates or Class AV Certificates.

                   "Class AF Certificate": Any one of the Class AF Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

                   "Class AV Certificate": Any one of the Class AV Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

                   "Class A Certificateholer": Any Holder of a Class A Certificate.

                   "Class A Principal Allocation Percentage": For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class AF Certificates, the numerator of which is
(x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date, and (ii) in the case of the Class AV Certificates, the numerator of which is (x) the portion of the

Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

                   "Class A Principal Distribution Amount": The excess of (x) the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 79.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

                   "Class C Certificate": Any one of the Class C Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-6, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

                   "Class M-1 Certificate": Any one of the Class M-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-3, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

                   "Class M-1 Principal Distribution Amount": The excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

                   "Class M-2 Certificate": Any one of the Class M-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-4, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

                   "Class M-2 Principal Distribution Amount": The excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.80% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

                   "Class M-3 Certificate": Any one of the Class M-3 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-5, executed by the Trustee and authenticated and delivered by the

Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

                   "Class M-3 Principal Distribution Amount": The excess of (x) the sum of (i) the Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution
Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 96.00% and (ii) and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

                   "Class P Certificate": Any one of the Class P Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-7, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 2.

                   "Class R Certificate": The Class R Certificate as designated on the face thereof substantially in the form annexed hereto as Exhibit A-8, executed by the Trustee and authenticated and delivered by the Trustee and evidencing the ownership of the Class R-1 Interest and the Class R-2 Interest.

                   "Class R-1 Interest": The uncertificated Residual Interest in REMIC 1.

                   "Class R-2 Interest": The uncertificated Residual Interest in REMIC 2.

                   "Closing Date":  June 28, 2001.

                   "Code":  The Internal Revenue Code of 1986.

                   "Collection Account": The segregated account or accounts created and maintained by the Servicers pursuant to Section 3.04(a), which shall be entitled (i) in the case of the Group I Mortgage Loans, "Collection Account, Bankers Trust Company of California, N.A., as Trustee, in trust for registered Holders of Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2" or (ii) in the case of the Group II Mortgage Loans, "Collection Account, Bankers Trust Company of California, N.A., as Trustee, in trust for registered Holders of Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2." Each Collection Account shall be an Eligible Account.

                   "Compensating Interest":  As defined in Section 3.23 hereof.

                    "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration GC01S2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicers.

                   "Corresponding Certificate": With respect to (i) REMIC 1 Regular Interest LT2, (ii) REMIC 1 Regular Interest LT8, (iii) REMIC 1 Regular Interest LT3 and REMIC 1 Regular Interest LT9, (iv) REMIC 1 Regular Interest LT4 and REMIC 1 Regular Interest LT10, (v) REMIC 1 Regular Interest LT5 and REMIC 1 Regular Interest LT11 and (vi) REMIC 1 Regular Interest LTPI and REMIC 1 Regular Interest LTPII, (i) the Class AF Certificates, (ii) Class AV

Certificates, (iii) Class M-1 Certificates, (iv) Class M-2 Certificates, (v) the Class M-3 Certificates and (vi) Class P Certificates, respectively.

                   "Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balances of the Mezzanine Certificates and the Class C Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

                   "Custodian": Bankers Trust Company of California, N.A., as custodian of the Mortgage Files, and any successor thereto.

                   "Cut-off Date": With respect to any Mortgage Loan, June 1, 2001.

                   "Cut-off Date Aggregate Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Mortgage Loans.

                   "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

                   "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

                   "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

                   "Definitive Certificates": As defined in Section 5.02(c) hereof.

                   "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

                   "Delinquency Percentage": For any Distribution Date, the percentage obtained by dividing (x) the aggregate Principal Balance of Mortgage Loans Delinquent 60 days or more by (y) the aggregate Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month..

                   "Delinquent": Any Mortgage Loan with respect to which, as of any date of determination, the Monthly Payment due on a Due Date for such Mortgage Loan has not been made by the close of business on the next succeeding Due Date for such Mortgage Loan.

                   "Depositor": Financial Asset Securities Corp., a Delaware corporation, or any successor in interest.

                   "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

                   "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                   "Determination Date": With respect to the Mortgage Loans and any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

                   "Disqualified Organization": A "disqualified organization" under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an "electing large partnership" within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause any REMIC or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

                   "Distribution Account": The segregated trust account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "Distribution Account, Bankers Trust Company of California, N.A., as Trustee, in trust for the registered Certificateholders of Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2" and which must be an Eligible Account.

                    "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in July 2001.

                   "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), in each case exclusive of any days of grace.

                   "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

                   "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's and A-1+ by S&P (or comparable ratings) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

                   "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                   "Escrow Account": The account or accounts created and maintained pursuant to Section 3.06.

                   "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, Primary Mortgage Insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

                   "Excess Overcollateralized Amount": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount for both Loan Groups is applied as a principal payment on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

                   "Extra Principal Distribution Amount": With respect to any Distribution Date, the lesser of (x) the Monthly Interest Distributable Amount payable on the Class C Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.09 and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

                   "Extended Period": As defined in Section 3.13(b).

                   "Fannie Mae": The Federal National Mortgage Association or any successor thereto.

                   "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                   "Fidelity Bond": As defined in Section 3.12.

                   "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or the related Servicer pursuant to or as contemplated by Section 2.03 or 10.01), a determination made by the related Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which such Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Each Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

                   "Fixed-Rate Mortgage Loan": A Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto.

                   "Formula Rate": For the Class AF Certificates and any Distribution Date on or prior to the Optional Termination Date, the lesser of
(i) 6.000% per annum and (ii) the related Maximum Cap Rate and for any Distribution Date after the Optional Termination Date, the lesser of (i) 6.500% per annum and (ii) the related Maximum Cap Rate. For any Distribution Date and the Class AV Certificates and the Mezzanine Certificates, the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the related Maximum Cap Rate.

                   "Freddie Mac": The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

                   "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

                   "Group I Certificates":  The Class AF Certificates.

                   "Group I Marker Rate": With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4, REMIC 1 Regular Interest LT5 and REMIC 1 Regular Interest LT6, with the rate on REMIC 1 Regular Interest LT2 subject to a cap equal to the lesser of (i) 6.000% per annum and (ii) the Maximum Cap Rate for the Class AF Certificates for the purpose of this calculation; with the rate on REMIC 1 Regular Interest LT3 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-1 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest LT4 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-2 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest LT5 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-3 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; and with the rate on REMIC 1 Regular Interest LT6 subject to a cap of zero for the purpose of this calculation; provided, however, that in each case, other than REMIC 1 Regular Interest LT2, the rate used to calculate the Uncertificated Accrued Interest shall be multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period and the denominator of which is 30.

                   "Group I Mortgage Loan":  A Mortgage Loan serviced by Litton.

                   "Group II Certificates":  The Class AV Certificates.

                   "Group II Marker Rate": With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10, REMIC 1 Regular Interest LT11 and REMIC 1 Regular Interest LT12, with the rate on REMIC 1 Regular Interest LT8 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class AV Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest LT9 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-1 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest LT10 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-2 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; with the rate on REMIC 1 Regular Interest LT11 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-3 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; and with the rate on REMIC 1 Regular Interest LT12 subject to a cap of zero for the purpose of this calculation; provided, however, that in each case the rate used to calculate the Uncertificated Accrued Interest shall be multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period and the denominator of which is 30.

                   "Group II Mortgage Loan": A Mortgage Loan serviced by Wells Fargo.

                   "HUD": The United States Department of Housing and Urban Development.

                   "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicers and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Servicers or any Affiliate thereof, and (c) is not connected with the Depositor or the Servicers or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; PROVIDED, HOWEVER, that a Person shall not fail to be Independent of the Depositor or the Servicers or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicers or any Affiliate thereof, as the case may be.

                   "Index": With respect to each Adjustable-Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

                   "Initial Certificate Principal Balance": With respect to any Regular Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

                   "Insurance Proceeds": Proceeds of any Primary Mortgage Insurance Policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the related Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

                   "Interest Determination Date": With respect to the Class AV Certificates and the Mezzanine Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

                   "Interest Remittance Amount": With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

                   "Investment Account":  As defined in Section 3.25.

                   "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

                   "LIBOR": With respect to the first Accrual Period, 3.75% per annum. With respect to each Accrual Period after the first Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits as such rate appears on Dow Jones Telerate Capital Markets Report Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Dow Jones Telerate Capital Markets Report Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. On such Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and
                   (ii) the Reserve Interest Rate.

                   The Trustee's determination of LIBOR shall be final and binding in the absence of manifest error. If Reference Banks are required to be selected, the Trustee shall bear no liability for its good-faith selection of Reference Banks.

                   "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

                   "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the related Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

                   "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.03, Section
3.16 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or
(ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.13, Section 3.16 or Section 10.01.

                   "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the related Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.03, Section 3.13, Section 3.16 or
Section 10.01.

                   "Loan-to-Value Ratio": As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan, and the denominator of which is the Value of the related Mortgaged Property.

                   "Loan Group": Either Loan Group I or Loan Group II, as the context requires.

                   "Loan Group I": The group of Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Loan Group I.

                   "Loan Group II": The group of Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Loan Group II.

                   "Losses":  As defined in Section 9.03.

                   "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit F hereto.

                   "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

                   "Maximum Cap Rate": For any Distribution Date and (i) the Class AF Certificates, a per annum rate equal to the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans as of the first day of the calendar month preceding the Distribution Date, weighted on the basis of the Stated Principal Balances of the Group I Mortgage Loans as of the close of business on the preceding Distribution Date, (ii) the Class AV Certificates, the product of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans as of the first day of the calendar month preceding the Distribution Date, weighted on the basis of the Stated Principal Balances of the Group II Mortgage Loans as of the close of business on the preceding Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period, (iii) the Mezzanine Certificates, the lesser of (i) above multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period or
(ii) above. With respect to the Class A Certificates and the Mezzanine Certificates, if the aggregate Principal Balance of the Mortgage Loans in one Loan Group has been reduced to zero, the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans in the other Loan Group as of the first day of the calendar month preceding the Distribution Date, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the other Loan Group as of the close of business on the preceding Distribution Date.

                   "Maximum Uncertificated Accrued Interest Deferral Amount":
With respect to any Distribution Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LT6 for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT6 and accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LT12 for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT12 minus the REMIC 1 Overcollateralization Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 1 Regular Interest LT2 with the rate on REMIC 1 Regular Interest LT2 subject to a cap equal to the lesser of (i) 6.000% per annum and (ii) the Maximum Cap Rate for the Class AF Certificates for the purpose of this calculation; Uncertificated Accrued Interest on REMIC 1 Regular Interest LT3 with the rate on REMIC 1 Regular Interest LT3 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-1 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; Uncertificated Accrued Interest on REMIC 1 Regular Interest LT4 with the rate on REMIC 1 Regular Interest LT4 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-2 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; Uncertificated Accrued Interest on REMIC 1 Regular Interest LT5 with the rate on REMIC 1 Regular Interest LT5 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-3 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; Uncertificated

Accrued Interest on REMIC 1 Regular Interest LT8 with the rate on REMIC 1 Regular Interest LT8 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class AV Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; Uncertificated Accrued Interest on REMIC 1 Regular Interest LT9 with the rate on REMIC 1 Regular Interest LT9 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-1 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation; Uncertificated Accrued Interest on REMIC 1 Regular Interest LT10 with the rate on REMIC 1 Regular Interest LT10 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-2 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation for such Distribution Date; and Uncertificated Accrued Interest on REMIC 1 Regular Interest LT11 with the rate on REMIC 1 Regular Interest LT11 subject to a cap equal to the lesser of (i) LIBOR plus the Certificate Margin of the Class M-3 Certificates and (ii) the related Maximum Cap Rate for the purpose of this calculation for such Distribution Date; provided, however, that in each case, other than REMIC 1 Regular Interest LT2, the rate used to calculate the Uncertificated Accrued Interest shall be multiplied by a fraction the numerator of which is the actual number of days elapsed in the Accrual Period and the denominator of which is 30.

                   "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

                   "Mezzanine Certificate": Any Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates.

                   "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

                   "Monthly Interest Distributable Amount": With respect to the Class A Certificates, the Mezzanine Certificates and the Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such Certificate based on the priorities set forth in Section 1.03).

                   "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the related Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

                   "Moody's": Moody's Investors Service, Inc. or its successor in interest.

                   "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on, or first priority or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

                   "Mortgage File": The mortgage documents listed in Section
2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

                   "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

                   "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, a form of which is attached as Exhibit E.

                   "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC 1 on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans attached hereto as Exhibit

B. The Mortgage Loan Schedule shall be prepared by the Depositor and shall set forth the following information (to the extent applicable) with respect to each Mortgage Loan:

                   (1) the name of the Mortgagor and the Mortgage Loan identifying number;

                   (2) the street address, the city, state, and zip code of the Mortgaged Property;

                   (3) the type of residential dwelling constituting the Mortgaged Property;

                   (4) the occupancy status (as represented by the borrower) of the Mortgaged Property at origination;

                   (5)      the original months to maturity;

                   (6)      the date of origination;

                   (7)      the first Due Date;

                   (8)      the stated maturity date;

                   (9)      the stated remaining months to maturity;

                   (10)     the original principal amount of the Mortgage Loan;

                   (11) the Stated Principal Balance of the Mortgage Loan as of the Cut-off Date;

                   (12) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing or cash-out refinancing);

                   (13) the current Mortgage Rate of the Mortgage Loan as of the Cut-off Date;

                   (14) the current principal and interest payment of the Mortgage Loan as of the Cut-off Date;

                   (15)     the interest "paid to date" of the Mortgage Loan;

                   (16)     the Loan-to-Value Ratio at origination;

                   (17) the delinquency status of the Mortgage Loan as of the Cut-off Date;

                   (18)     the Mortgagor's FICO score, if available;

                   (19) a code indicating the documentation style (i.e., full, alternative or reduced);

                   (20)     the Value of the related Mortgaged Property;

                   (21) a code indicating the Index that is associated with such Mortgage Loan;

                   (22)     the Gross Margin;

                   (23)     the Periodic Rate Cap for the initial Adjustment
                            Date;

                   (24)     the Minimum Mortgage Rate;

                   (25)     the Maximum Mortgage Rate;

                   (26) the Periodic Rate Cap for each Adjustment Date after the initial Adjustment Date;

                   (27) the first Adjustment Date immediately following the Cut-off Date;

                   (28)     whether such Mortgage Loan is a Balloon Loan;

                   (29)     the rate adjustment frequency;

                   (30)     the credit grade; and

                   (31) whether such Mortgage Loan is subject to a Primary Mortgage Insurance Policy.

                   The Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date with respect to the Mortgage Loans in the aggregate and for each Loan Group: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the related Servicer in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

                   "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

                   "Mortgage Pool": The pool of Mortgage Loans, identified on Exhibit B from time to time, and any REO Properties acquired in respect thereof.

                   "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Adjustable-Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the nearest or next highest 0.125% as provided in the Mortgage Note, of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin, subject to the limitations set forth in the related Mortgage Note and (ii) in the case of each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

                   "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of real property improved by a Residential Dwelling.

                   "Mortgagor":  The obligor on a Mortgage Note.

                   "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

                   "Net Monthly Excess Cashflow": With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and the Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

                   "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                   "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

                   "Net WAC Rate": With respect to each Distribution Date and
(i) the Class AF Certificates and REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4, REMIC 1 Regular Interest LT5, REMIC 1 Regular Interest LT6 and REMIC 1 Regular Interst LTP1, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans as of the first day of the calendar month preceding the Distribution Date, weighted on the basis of the Stated Principal Balances of the Group I Mortgage Loans as of the close of business on the preceding Distribution Date, (ii) the Class AV Certificates, REMIC 1 Regular Interest LT7, REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10, REMIC 1 Regular Interest LT11, REMIC 1Regular Interest LT12 and REMIC 1 Regular Interest LTPII, the product of (x) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans as of the first day of the calendar month preceding the Distribution Date, weighted on the basis of the Stated Principal Balances of the Group II Mortgage Loans as of the close of business on the preceding Distribution Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and (iii) with respect to the Mezzanine Certificates, the lesser of (i) above multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period or (ii) above. With respect to the Class A Certificates and the Mezzanine Certificates, if the aggregate Principal Balance of the Mortgage Loans in one Loan Group has been reduced to zero, the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans in the other Loan Group as of the first day of the calendar month preceding the Distribution Date, weighted on the basis of the Stated Principal Balances of the Mortgage Loans in the other Loan Group as of the close of business on the preceding Distribution Date.

                   "Net WAC Rate Carryover Amount": With respect to any Distribution Date on which the Pass-Through Rate for the Class AV Certificates or the Mezzanine Certificates is the Net WAC Rate, the sum of (A) the excess of
(i) the amount of interest such Certificates would have been entitled to receive on such Distribution Date had such Pass-Through Rate been calculated at the Formula Rate over (ii) the amount of interest payable on such Certificates at the Net WAC Rate for such Distribution Date and (B) the Net WAC Rate Carryover Amount for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the Formula Rate for such Certificates for such Distribution Date.

                   "Net WAC Rate Carryover Reserve Account": The Net WAC Rate Carryover Reserve Account established and maintained pursuant to Section 3.30.

                   "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

                   "Nonrecoverable Advance": Any Advance or Servicing Advance previously made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the related Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

                   "Notional Amount": Immediately prior to any Distribution Date, with respect to the Class C Certificates, the aggregate of the Uncertificated Principal Balances of the REMIC 1 Regular Interests.

                   "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicers or the Depositor, as applicable.

                   "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or either of the Servicers, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions which must be an opinion of Independent counsel.

                   "Optional Termination Date": The first Distribution Date on which the Terminator may elect to terminate the Trust pursuant to Section 10.01.

                   "Original Class Certificate Principal Balance": With respect to the Class A Certificates, the Mezzanine Certificates, the Class C Certificates and the Class P Certificates, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

                   "Originator": With respect to the Group I Mortgage Loans, either (i) United Companies Lending Corporation or (ii) ContiMortgage Corporation. With respect to the Group II Mortgage Loans, Wells Fargo Home Mortgage, Inc, formerly known as Norwest Mortgage, Inc.

                   "Overcollateralization Deficiency Amount": With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

                   "Overcollateralization Floor":  $379,063.

                   "Overcollateralization Release Amount": With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

                   "Overcollateralization Target Amount": With respect to the Distribution Dates in July 2001 and August 2001, $0.00. With respect to any Distribution Dates following August 2001, (i) prior to the Stepdown Date, $1,516,253, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 4.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) the Overcollateralization Floor, and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

                   "Overcollateralized Amount": For any Distribution Date, the amount, if any, by which (i) the related Pool Balance (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to all amounts distributable and allocable to principal on the Class A Certificates, the Mezzanine Certificates and the Class P Certificates on such Distribution Date).

                   "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                   "Pass-Through Rate": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate for such Distribution Date. With respect to the Class C Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (N) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4, REMIC 1 Regular Interest LT5, REMIC 1 Regular Interest LT6, REMIC 1 Regular Interest LT7, REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10, REMIC 1 Regular Interest LT11, REMIC 1 Regular Interest LT12, REMIC 1 Regular Interest LTPI and REMIC 1 Regular Interest LTPII. For purposes of calculating the Pass-Through Rate for the Class C Certificates, the numerator is equal to the sum of the following components:

                   (A) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT1;

                   (B) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT2 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT2;

                   (C) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT3 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT3;

                   (D) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT4 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT4;

                   (E) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT5 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT5;

                   (F) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT6 minus the Group I Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT6;

                   (G) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT7 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT7;

                   (H) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT8 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT8;

                   (I) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT9 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT9;

                   (J) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT10 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT10;

                   (K) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT11 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT11;

                   (L) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT12 minus the Group II Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LT12;

                   (M)      100% of the interest on REMIC 1 Regular Interest
                            LTPI; and

                   (N)      100% of the interest on REMIC 1 Regular Interest
                            LTPII.

                   "Paying Agent": Any paying agent appointed pursuant to
Section 5.05.

                   "Percentage Interest": With respect to any Certificate (other than a Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; PROVIDED, HOWEVER, that the sum of all such percentages for each such Class totals 100%.

                   "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

                   "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicers, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Freddie Mac senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of S&P if rated by S&P and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days;
                   (B) any other demand or time deposit or deposit which is fully insured by the FDIC; and (C) short-term Freddie Mac participation certificates and other short-term Freddie Mac guaranteed mortgage-backed securities;

          (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ or higher by S&P if rated by S&P and rated A2 or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C), be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a nationally- recognized statistical rating organization in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a nationally-recognized statistical rating organization in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having a rating by S&P of AAA or higher if rated by S&P and a rating by Moody's of Aaa, Aa1 or Aa2; and

          (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies; provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

                   "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

                   "Person": Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                   "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA and Section 4975 of the Code.

                   "Pool Balance": As of any date, the aggregate of the Principal Balances of the Mortgage Loans in both Loan Groups as of such date.

                   "Prepayment Assumption": As defined in the Prospectus Supplement.

                   "Prepayment Charge": With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

                   "Prepayment Charge Schedule": As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust on such date, attached hereto as Schedule 1 (including the Prepayment Charge Summary attached thereto). The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

                   (i)      the Mortgage Loan identifying number;

                   (ii)     a code indicating the type of Prepayment Charge;

                   (iii)    the state of origination of the related Mortgage
                            Loan;

                   (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

                   (v)      the term of the related Mortgage Loan; and

                   (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

                   The Prepayment Charge Schedule shall be amended from time to time by the related Servicer in accordance with the provisions of this Agreement.

                   "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment that was applied by the related Servicer to reduce the outstanding principal balance of such loan on a date during the related Prepayment Period up to and including the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Distribution Date. The obligations of the Servicers in respect of any Prepayment Interest Shortfall are set forth in
Section 3.23.

                   "Prepayment Period": With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

                   "Primary Mortgage Insurance Policy": Each primary policy of mortgage guaranty insurance in effect as represented in the Mortgage Loan Purchase Agreement and as so indicated on the Mortgage Loan Schedule, or any replacement policy therefor obtained by the related Servicer pursuant to Section
3.24. Any Mortgage Loan which has a Primary Mortgage Insurance Policy is set forth on Schedule II attached hereto.

                   "Principal Balance": As to any Mortgage Loan, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, MINUS all collections credited against the Cut-off Date Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

                   "Principal Distribution Amount": With respect to any Distribution Date, the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

                   "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

                   "Principal Remittance Amount": With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Mortgage Loans by the related Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Mortgage Loans applied by the related Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during the related Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan, required to be deposited to the related Collection Account during the related Prepayment Period, (v) the principal portion of any related Substitution Adjustments required to be deposited in the related Collection Account during the related Prepayment Period, and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal.

                   "Prospectus Supplement": That certain Prospectus Supplement dated June 25, 2001 relating to the public offering of the Class A Certificates and the Mezzanine Certificates.

                   "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, 3.16 or 10.01, and as confirmed by an Officers' Certificate from the related Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the related Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the related Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04, (iii) without duplication, any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees and Trustee Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the related Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.13, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the related Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

                   "Qualified Insurer": Any insurance company acceptable to Fannie Mae.

                   "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of the Deleted Mortgage Loan, (iii) if an Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if an Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if an Adjustable-Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if an Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan and have the same Index and Adjustment Date frequency as the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) be current as of the date of substitution, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the related Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been reunderwritten by the related Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan and (xii) conform to each representation and warranty set forth in the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause
(ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

                   "Rating Agency or Rating Agencies": Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicers.

                   "Re-performance Test": The following criteria one of which must be met for a Mortgage Loan to qualify as a Re-performing Mortgage Loan: (1) the Mortgagor has made at least three aggregate Monthly Payments in the three calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such Mortgage Loans prior to March 1, 2001), or (2) the Mortgagor has made at least four aggregate Monthly Payments in the four calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to February 1, 2001), or (3) the Mortgagor has made at least five aggregate Monthly Payments in the five calendar months preceding the Cut-off Date (regardless of either the timing of receipt of such payments or the payment history of such loans prior to January 1, 2001).

                   "Re-performing Mortgage Loan": A Mortgage Loan which has defaulted in the past and which is at least 90 days Delinquent with respect to certain Monthly Payments but which satisfies one of the Re-Performance Test criteria.

                   "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

                   "Record Date": With respect to (i) the Class AV Certificates and the Mezzanine Certificates, the close of business on the Business Day immediately preceding the related Distribution Date and (ii) the Class AF Certificates, the Class P Certificates, the Class C Certificates and the Class R Certificates, the close of business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs; PROVIDED, HOWEVER, that following the date on which Definitive Certificates for a Class A Certificate or a Mezzanine Certificate are available pursuant to Section 5.02, the Record Date for such Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs..

                   "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, controlled by, or under common control with, the Depositor, the Servicers or any successor Servicer and
(iii) which have been designated as such by the Trustee; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Trustee which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

                   "Regular Certificate": Any of the Class A Certificates, Mezzanine Certificates, Class C Certificates or Class P Certificates

                   "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

                   "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

                   "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

                   "REMIC 1": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof (excluding all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date), (ii) any related REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) each Collection Account, the Distribution Account and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Reserve Fund.

                   "REMIC 1 Group I Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Group I Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT1 minus the Group I Marker Rate, divided by
(b) 12.

                   "REMIC 1 Group II Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Group II Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Pass-Through Rate for REMIC 1 Regular Interest LT7 minus the Group II Marker Rate, divided by
(b) 12.

                   "REMIC 1 Overcollateralization Target Amount": 1% of the Overcollateralization Target Amount.

                   "REMIC 1 Overcollateralization Amount": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 1 Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4, REMIC 1 Regular Interest LT5, REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10 and REMIC 1 Regular Interest LT11, in each case as of such date of determination.

                   "REMIC 1 Group I Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Principal Balance of the Group I Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4 and REMIC 1 Regular Interest LT5 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4, REMIC 1 Regular Interest LT5 and REMIC 1 Regular Interest LT6.

                   "REMIC 1 Group II Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Principal Balance of the Group II Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10 and REMIC 1 Regular Interest LT11 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10, REMIC 1 Regular Interest LT11 and REMIC 1 Regular Interest LT12.

                   "REMIC 1 Regular Interest LT1": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LT2": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LT3": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LT4": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT4 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LT5": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT5 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LT6": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT6 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LT7": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT7 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LT8": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT8 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LT9": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT9 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LT10": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT10 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LT11": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT11 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LT12": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LT12 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LTPI": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTPI shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interest LTPII": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTPII shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

                   "REMIC 1 Regular Interests": REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4, REMIC 1 Regular Interest LT5, REMIC 1 Regular Interest LT6, REMIC 1 Regular Interest LT7, REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10, REMIC 1 Regular Interest LT11, REMIC 1 Regular Interest LT12, REMIC 1 Regular Interest LTPI and REMIC 1 Regular Interest LTPII.

                   "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

                   "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                   "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                   "REO Account": The account or accounts maintained by the Servicers in respect of an REO Property pursuant to Section 3.13.

                   "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

                   "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the close of business on the Distribution Date in such calendar month.

                   "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section
10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.13 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the related Servicer pursuant to Section 3.13 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

                   "REO Property": A Mortgaged Property acquired by the related Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.13.

                   "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit C attached hereto.

                   "Reserve Fund": The reserve fund established and maintained pursuant to Section 3.29.

                   "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either
(i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

                   "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling,
(iii) a one-family dwelling unit in a condominium project, (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

                   "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

                   "Responsible Officer": When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                   "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                   "Seller": Greenwich Capital Financial Products, or its successor in interest, in its capacity as seller of the Mortgage Loans to the Depositor under the Mortgage Loan Purchase Agreement.

                   "Servicer": With respect to the Group I Mortgage Loans, Litton Loan Servicing LP, a Delaware limited partnership, or any successor Servicer of the Group I Mortgage Loans appointed as herein provided, in its capacity as Servicer hereunder. With respect to the Group II Mortgage Loans, Wells Fargo Home Mortgage, Inc., a California corporation, or any successor Servicer of the Group II Mortgage Loans appointed as herein provided, in its capacity as Servicer hereunder.

                   "Servicer Event of Termination": One or more of the events described in Section 7.01.

                   "Servicer Prepayment Charge Payment Amount": The amounts payable by the related Servicer in respect of any waived Prepayment Premiums pursuant to Section 2.05 or Section 3.01.

                   "Servicer Remittance Date": With respect to any Distribution Date and the Mortgage Loans, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

                   "Servicer Remittance Report": A report prepared by each Servicer and delivered to the Trustee pursuant to Section 4.04.

                   "Servicing Rights Pledgee": One or more lenders, selected by Litton, to which Litton will pledge and assign all of its right, title and interest in, to and under this Agreement, including First Union National Bank, as the representative of certain lenders.

                   "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the related Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.03, 3.08, 3.13 and 3.24.

                   "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Subservicer as its servicing compensation.

                   "Servicing Fee Rate": With respect to the Group I Mortgage Loans, 0.50% per annum. With respect to the Group II Mortgage Loans, 0.525% per annum.

                   "Servicing Officer": Any officer of either Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by each Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

                   "Servicing Standard": Shall mean the standards set forth in
Section 3.01.

                   "Special Servicing Fee": With respect to each Group I Mortgage Loan (except a Re-performing Mortgage Loan) delinquent 90 or more days, $125 per month, which fee shall be payable until the earlier to occur of (i) 18 consecutive months of such payment, and (ii) the delinquency status of such Group I Mortgage Loan has been reduced to less than 90 days.

                   "Startup Day": As defined in Section 9.01(b) hereof.

                   "Stated Principal Balance": With respect to any Mortgage
Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the related Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the related Servicer as recoveries of principal, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

                   "Stepdown Date": The earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in July 2004 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans but prior to any distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 20.50%.

                   "Substitution Adjustment": As defined in Section 2.03(d) hereof.

                   "Tax Matters Person": The tax matters person appointed pursuant to Section 9.01(e) hereof.

                   "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Trust REMICs, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                   "Terminated REMIC":  As defined in Section 10.02.

                   "Termination Price":  As defined in Section 10.01(a) hereof.

                   "Terminator":  As defined in Section 10.01 hereof.

                   "Trigger Event": A Trigger Event has occurred with respect to a Distribution Date if the Delinquency Percentage exceeds 50% of the Credit Enhancement Percentage.



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



                   "Trust": Soundview Home Equity Loan Trust 2001-2, the trust created hereunder.

                   "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2 and the Reserve Fund.

                   "Trust REMICs":  REMIC 1 and REMIC 2.

                   "Trustee": Bankers Trust Company of California, N.A., or any successor trustee appointed as herein provided.

                   "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the Determination Date in the calendar month prior to the month of such Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

                   "Trustee Fee Rate": 0.015% per annum.

                   "Trustee Float Period": With respect to each Distribution Date, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

                   "Unadjusted Net WAC 30/360 Rate": For any Distribution Date, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, for such Distribution Date.

                   "Uncertificated Accrued Interest": With respect to each REMIC 1 Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated REMIC 1 Pass-Through Rate on the Uncertificated Principal Balance of such REMIC 1 Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on the priorities set forth in Section 1.03).

                   "Uncertificated Principal Balance": With respect to each REMIC 1 Regular Interest, the amount of such REMIC 1 Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC 1 Regular Interest shall be reduced by all distributions of principal made on such REMIC 1 Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.09, and the Uncertificated Principal Balances of REMIC 1 Regular Interest LT6 and REMIC 1 Regular Interest LT12 shall be increased by interest deferrals as provided in Section 4.08. The Uncertificated Principal Balance of each REMIC 1 Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

                   "Uncertificated REMIC 1 Pass-Through Rate": For any Distribution Date, with respect to REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4, REMIC 1 Regular Interest LT5, REMIC 1 Regular Interest LT6 and REMIC 1 Regular Interest LTPI, the Unadjusted Net WAC 30/360 Rate of the Group I Mortgage Loans for such Distribution Date and with respect to REMIC 1 Regular Interest LT7, REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10, REMIC 1 Regular Interest LT11, REMIC 1 Regular Interest LT12 and REMIC 1 Regular Interest LTPII, the Unadjusted Net WAC 30/360 Rate of the Group II Mortgage Loans for such Distribution Date.

                   "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

                   "Unpaid Interest Shortfall Amount": With respect to the Class A Certificates and the Mezzanine Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

                   "Value": With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by a review appraisal conducted by the related Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the related Originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the related Originator in the event any such review appraisal determines an appraised value ten percent or more lower than the value thereof as determined by the appraisal referred to in clause (ii)(1) above.

                   "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Mezzanine Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Class R Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance of such Certificates and the Voting Rights allocated to the Class P Certificates and the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; PROVIDED, HOWEVER that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class.

          Section 1.02.     Accounting.

                   Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions. References to "unscheduled collections of principal" in the parenthetical "(after giving effect to the principal portion of Monthly Payments due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period)" shall not be construed to include "pay aheads" to the extent that such "pay aheads" are Monthly Payments due during a succeeding Due Period.

          Section 1.03.     Allocation of Certain Interest Shortfalls.

          For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls, any Relief Act Interest Shortfalls, incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A Certificates and the Mezzanine Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts, incurred for any Distribution Date shall be allocated among the Class C Certificates on a PRO RATA basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

          For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated (i) with respect to the Group I Mortgage Loans, first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT6 up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4, REMIC 1 Regular Interest LT5 and REMIC 1 Regular Interest LT6 PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest and (ii) with respect to the Group II Mortgage Loans first, to Uncertificated Accrued Interest payable to REMIC 1 Regular Interest LT7 and REMIC 1 Regular Interest LT12 up to an aggregate amount equal to the REMIC 1 Group II Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter among REMIC 1 Regular Interest LT7, REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10, REMIC 1 Regular Interest LT11 and REMIC 1 Regular Interest LT12 PRO RATA based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01.     Conveyance of Mortgage Loans.

                   The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement; and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Depositor or the Servicers after the Cut-off Date with respect to the Mortgage Loans.

                   In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

                   (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of Bankers Trust Company of California, N.A., as Trustee, without recourse", or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

                   (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                   (iii) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse, or (B) to "Bankers Trust Company of California, N.A., as Trustee," without recourse;

                   (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

                   (v) the original or a certified copy of lender's title insurance policy;

                   (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

                   (vii) the original Primary Mortgage Insurance Policy, if any.

                   The Trustee shall promptly (and in no event later than 30 Business Days following the Closing Date) submit or cause to be submitted for recording, at the Seller's expense and at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                   If any of the documents referred to in Section 2.01(ii),
(iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or
(y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Depositor shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

                   Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03.

                   The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded. The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement to promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

                   The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

                   Each Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that each Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of its submission for recordation. In the event that the Servicer cannot provide a copy of such document certified by the public recording office within such 180 day period, the related Servicer shall deliver to the Custodian, within such 180 day period, an Officer's Certificate of such Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the related Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, such Servicer shall deliver a copy of such document certified by an officer of the related Servicer to be a true and complete copy of the original to the Custodian.

          Section 2.02.     Acceptance of REMIC 1 by Trustee.

                   The Trustee acknowledges the receipt and, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definitions of "REMIC 1" in trust for the exclusive use and benefit of all present and future Certificateholders.

                   The Trustee agrees, for the benefit of the Certificateholders, to review (or cause the Custodian to review) each Mortgage File on or before the Closing Date and to certify in substantially the form attached hereto as Exhibit D-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) and (ii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

                   Prior to the first anniversary date of this Agreement, the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor and the Servicers a final certification in the form annexed hereto as Exhibit D-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

                   If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Seller, the Depositor and the related Servicer. In addition, upon the discovery by the Seller, the Depositor or the related Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

                   The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

         Section 2.03.     Repurchase or Substitution of Mortgage Loans by the
                           Seller.

          (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller and the related Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller's obligation under such Mortgage Loan Purchase Agreement and cause the Seller to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Servicer Remittance Date following the expiration of such 90 day period (subject to Section 2.03(e)); PROVIDED that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the

Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the related Collection Account, and the Trustee, upon receipt of written certification from the related Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

          (b)      [Reserved].

          (c) Within 90 days of the earlier of discovery by the related Servicer or receipt of notice by the related Servicer of the breach of any representation, warranty or covenant of the related Servicer set forth in
Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, such Servicer shall cure such breach in all material respects.

          (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the related Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit D-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the related Servicer a certification substantially in the form of Exhibit D-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Trustee shall give or cause to be given written notice to the Certificateholders that a substitution has taken place, and the related Servicer shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

                   For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Trustee will require the Seller in accordance with the terms of the related Mortgage Loan Purchase Agreement to deliver or cause to be delivered to the related Servicer for deposit in the related Collection Account an amount equal to the applicable Substitution Adjustment, if any. The Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the related Servicer of the deposit of the applicable Substitution Adjustment, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

                   In addition, the Trustee shall require the Seller to obtain at its own expense and deliver to the Trustee, as assignees of the Depositor's interests under the applicable Mortgage Loan Purchase Agreement, an Opinion of Counsel , to be delivered not less than 10 Business Days prior to the related Servicer Remittance Date, to the effect that such substitution will not cause
(a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under
Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

          (e) Upon discovery by the Depositor, the Servicers or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties to this Agreement. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

          Section 2.04.     [Reserved].

          Section 2.05. Representations, Warranties and Covenants of the Servicers.

          (a) Litton hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                   (i) Litton is a limited partnership duly formed, validly existing and in good standing as a limited partnership under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Litton in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

                   (ii) Litton has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. Litton has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor, Wells Fargo and the Trustee, constitutes a legal, valid and binding obligation of Litton, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

                   (iii) The execution and delivery of this Agreement by Litton, the servicing of the Group I Mortgage Loans by Litton hereunder, the consummation by Litton of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Litton and will not (A) result in a breach of any term or provision of the limited partnership agreement of Litton or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Litton is a party or by which it may be bound, or any statute, order or regulation applicable to Litton of any court, regulatory body, administrative agency or governmental body having jurisdiction over Litton; and Litton is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Litton's knowledge, would in the future materially and adversely affect, (x) the ability of Litton to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of Litton taken as a whole;

                   (iv) Litton is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, that would make Litton unable to comply with HUD eligibility requirements or that would require notification to HUD;

                   (v) Litton does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                   (vi)     Reserved;

                   (vii) No litigation is pending against Litton that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of Litton to service the Group I Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

                   (viii) There are no actions or proceedings against, or investigations known to it of, Litton before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by Litton of its obligations under, or validity or enforceability of, this Agreement;

                   (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Litton of, or compliance by Litton with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date; and

                   (x) Litton will not waive any Prepayment Charge on a Group I Mortgage Loan unless it is waived in accordance with the standard set forth in Section 3.01.

          (b) Wells Fargo hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

                   (i) Wells Fargo is duly organized, validly existing and in good standing under the laws of the state of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Group II Mortgage Loan and the servicing of the Group II Mortgage Loan in accordance with the terms of this Agreement;

                   (ii) Wells Fargo has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. Wells Fargo has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Wells Fargo, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

                   (iii) The execution and delivery of this Agreement by Wells Fargo and the performance of and compliance with the terms of this Agreement will not violate Wells Fargo's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which Wells Fargo is a party or which may be applicable to Wells Fargo or its assets;

                   (iv) Wells Fargo is not in violation of, and the execution and delivery of this Agreement by Wells Fargo and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over Wells Fargo or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of Wells Fargo or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

                   (v) Wells Fargo is an approved seller/servicer for Fannie Mae and Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make Wells Fargo unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD;

                   (vi) Wells Fargo does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                   (vii) There are no actions or proceedings against, or investigations of, Wells Fargo before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by Wells Fargo of its obligations under, or the validity or enforceability of, this Agreement;

                   (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Wells Fargo of, or compliance by Wells Fargo with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

                   (ix) Neither this Agreement nor any written statement, report or other document prepared and furnished or to be prepared and furnished by Wells Fargo pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                   (x) Wells Fargo will not waive any Prepayment Charge on a Group II Mortgage Loan unless it is waived in accordance with the standard set forth in Section 3.01.

                   It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicers, the Seller or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the related Servicer and the Trustee.

                   Within 90 days of the earlier of discovery by the related Servicer or receipt of notice by the related Servicer of the breach of the covenant of such Servicer set forth in Section 2.05(a)(x) or (b)(x) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the related Servicer shall pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the related Collection Account.

          Section 2.06. Conveyance of REMIC Regular Interests and Acceptance of REMIC 1 by the Trustee; Issuance of Certificates.

          (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the Certificates. The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the Certificates. The interests evidenced by the Class R-2 Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 2.

          (b) In exchange for the REMIC 1 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-2 Interest) the entire beneficial ownership interest in REMIC 2.

          (c) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01,
Section 2.02 and Section 2.06(a) and (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.06(b), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest and the Class R-2 Interest.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

          Section 3.01.     Servicer to Act as Servicer.

                   Unless otherwise specified, all references to actions to be taken or previously taken by "the Servicer" under this Article III or any other provision of this Agreement with respect to a Mortgage Loan or Mortgage Loans or with respect to an REO Property or REO Properties shall be to actions to be taken or previously taken by each Servicer with respect to a Mortgage Loan or Mortgage Loans serviced thereby or with respect to an REO Property or REO Properties administered thereby. Furthermore, unless otherwise specified, all references to actions to be taken or previously taken by "the Servicer" under this Article III or any other provision of this Agreement with respect to "the Collection Account" or "the Servicing Account" shall be to actions to be taken or previously taken by each Servicer with respect to the Collection Account or the Servicing Account to be established and maintained thereby. Consistent with the foregoing, but only insofar as the context so permits, this Article III is to be read with respect to each Servicer as if such Servicer alone was servicing and administering its respective Mortgage Loans hereunder.

                   The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of the Servicer in servicing loans of similar type for itself and for others and of prudent mortgage servicers in servicing loans of similar type for themselves and for others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement.

                   Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Certificateholders; PROVIDED, HOWEVER, that the Servicer shall not make future advances and (unless (i) the Mortgagor is in default with respect to the Mortgage Loan or (ii) such default is, in the judgment of the Servicer, reasonably foreseeable and the Servicer has obtained the prior written consent of the Trustee) the Servicer shall not permit any modification with respect to any Mortgage Loan that would (i) change the Mortgage Rate, defer or forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan,
(ii) affect adversely the status of any Trust REMIC as a REMIC or (iii) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions. Notwithstanding the foregoing, the Servicer shall not permit any modification with respect to any Mortgage Loan
(A) that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions or (B) extend the final maturity date of such Mortgage Loan beyond February 2030. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, assumption, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Applicable Regulations, and shall provide to the Mortgagor any reports required to be provided to them thereby. If reasonably required by the Servicer, the Trustee shall execute and return to the Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and which are prepared by the Servicer and submitted to the Trustee for execution.

                   To the extent consistent with the terms of this Agreement, the Servicer may waive (or permit a subservicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) either (A) such waiver would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or (B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related mortgagor has stated to the Servicer or an applicable subservicer an intention to refinance the related Mortgage Loan and (y) the Servicer has concluded in its reasonable judgment that the waiver of such Prepayment Charge would induce such mortgagor to refinance with the Servicer. If a Prepayment Charge is waived as permitted by meeting the standards described in clauses (i) and (ii)(B) above, then the Servicer is required to pay the amount of such waived Prepayment Charge, from its own funds without right of reimbursement, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account.

                   In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Certificateholders' reliance on the Servicer.

                   The Servicer shall give prompt notice to the Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust Fund or (ii) assert jurisdiction over the Trust Fund.

                   The Servicer shall comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy.

          Section 3.02.     Collection of Mortgage Loan Payments.

                   Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and Applicable Regulations, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. To the extent the Mortgage Loan does provide for Escrow Payments, the Servicer will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to that end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

          Section 3.03.     Realization Upon Defaulted Mortgage Loans.

                   In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificateholders. With respect to any defaulted Mortgage Loan, the Servicer shall have the right to review the status of the related forbearance plan, if any, and, subject to the second paragraph of Section 3.01, may modify such forbearance plan; including, extending the Mortgage Loan repayment date for a period of one year or reducing the Mortgage Rate up to 50 basis points.

                   In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs, including, without limitation, advancing funds for the payment of taxes and insurance premiums.

                   Notwithstanding the foregoing provisions of this Section 3.03, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, the Trust Fund would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                   (A) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Certificateholders to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                   (B) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Certificateholders to take such actions with respect to the affected Mortgaged Property.

                   The cost of the environmental audit report contemplated by this Section 3.03 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.05(ii).

                   If the Servicer determines that it is in the best economic interest of the Certificateholders to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Certificateholders. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.05(ii).

          Section 3.04.     Collection Account and Distribution Account.

          (a) The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee one or more Collection Accounts. Each Collection Account shall be an Eligible Account.

                   The Servicer shall deposit in the Collection Account on a daily basis within two Business Days of receipt, and retain therein, the following payments and collections received or made by it on or after the Cut-off Date with respect to the Mortgage Loans:

                   (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

                   (ii) all payments on account of interest on the Mortgage Loans adjusted to the Net Mortgage Rate;

                   (iii) all proceeds from a Cash Liquidation;

                   (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Sections 3.10 and 3.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

                   (v) all Liquidation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer's normal servicing procedures, the loan documents or applicable law;

                   (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer's own funds, without reimbursement therefor;

                   (vii) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 3.13;

                   (viii) any amounts required to be deposited in the Collection Account pursuant to Section 3.04, 3.15, 3.16, 3.23 or 4.04; and

                   (ix) any Prepayment Charges collected by the Servicer and Servicer Prepayment Charge Payment Amounts paid by the Servicer in connection with Principal Prepayment of any of the Mortgage Loans.

                   Any interest paid on funds deposited in the Collection Account, subject to Section 3.25, shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Collection Account pursuant to Section 3.05(v). The foregoing requirements for deposit from the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or other ancillary fees and assumption fees need not be deposited by the Servicer in the Collection Account.

          (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more segregated accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account by 5:00 p.m. (New York time) on the Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be deposited to the Distribution Account from a different source as provided herein) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected by the Servicer and Servicer Prepayment Charge Payment Amounts paid by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.30.

          (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.25. The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

          (d) Subject to Section 3.04(b) above, funds held in the Collection Account at any time may be delivered by the Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof); PROVIDED, HOWEVER, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Servicer shall deliver to the Trustee from time to time for deposit, and the Trustee shall so deposit, in the Distribution Account:

                   (i) any Advances, as required pursuant to Section 4.04;

                   (ii) any amounts required to be deposited pursuant to Section
                   3.13 in connection with any REO Property;

                   (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 3.13 and Section 10.01;

                   (iv) any Compensating Interest; and



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



                   (v) any amounts required to be paid to the Trustee from the assets of the Trust pursuant to the Agreement (other than investment income on the funds on deposit in the Distribution Account), including but not limited to amounts required to be paid to the Trustee pursuant to Section 7.02 and Section 8.05.

          (e) The Trustee shall deposit in the Distribution Account any amounts required to be deposited pursuant to Section 3.25 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

          Section 3.05.     Permitted Withdrawals From the Collection Account.

                   The Servicer may, from time to time, withdraw from the Collection Account for the following purposes:

                   (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to
                   Section 3.04(b) or permitted to be so remitted pursuant to the first sentence of Section 3.04(d);

                   (ii) to reimburse itself for (a) any unpaid Servicing Fees,
                   (b) any unreimbursed Servicing Advances, and (c) any unreimbursed Advances, the Servicer's right to reimburse itself pursuant to this subclause (ii) being limited to any Late Collections, Liquidation Proceeds, and Insurance Proceeds received on the related Mortgage Loan that represent payments of principal and/or interest respecting which any such fee was incurred or advance was made;

                   (iii) to reimburse itself for any unpaid Servicing Fees or unreimbursed Advances or Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Servicer for such unpaid Servicing Fees, unreimbursed Advances and unreimbursed Servicing Advances;

                   (iv) to reimburse itself for any amounts paid pursuant to
                   Section 3.03 or 3.13(b) (and not otherwise previously reimbursed);

                   (v) to pay to itself as servicing compensation (a) any interest earned on funds in the Collection Account (all such interest to be withdrawn monthly not later than each Servicer Remittance Date) and (b) the Servicing Fee from that portion of any payment or recovery as to interest to a particular Mortgage Loan to the extent not retained pursuant to Section 3.04(a)(ii);

                   (vi) to reimburse the Servicer for any Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

                   (vii) to reimburse the Servicer for expenses incurred by or reimbursable to the Servicer pursuant to Section 6.03;

                   (viii) to remit to the Trustee any amounts that the Trustee is permitted to be paid or reimbursed from the assets of the Trust pursuant to the terms of this Agreement, including the terms of Section 8.05 of this Agreement or to itself or the Depositor any amounts that the Servicer or the Depositor is permitted to be paid or reimbursed from the assets of the Trust pursuant to the terms of Section 3.26;

                   (ix) to transfer funds in the Collection Account maintained at a particular depository to the Collection Account maintained at a different depository, pursuant to Section 3.09; and

                   (x) to clear and terminate the Collection Account upon the termination of this Agreement.

                   The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

          Section 3.06. Establishment of Escrow Accounts; Deposits in Escrow Accounts.

                   The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. A copy of such letter agreement shall be furnished to the Trustee upon request. The Escrow Account shall be an Eligible Account.

                   The Servicer shall deposit in the Escrow Account or Accounts on a daily basis within two Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 3.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

          Section 3.07.     Permitted Withdrawals From Escrow Account.

                   Withdrawals from the Escrow Account may be made by the Servicer (i) to effect payments of ground rents, taxes, assessments, water rates, hazard insurance premiums and comparable items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or Late Collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Collection Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement or (viii) to transfer to the Collection Account any Insurance Proceeds. In the event the Servicer shall deposit in an Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Mortgage Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.

          Section 3.08.     Payment of Taxes, Insurance and Other Charges.

                   With respect to each first lien Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall use reasonable efforts consistent with accepted servicing practices to determine that any such payments are made by the Mortgagor at the time they first become due and shall insure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such Mortgaged Property is not left uninsured.

          Section 3.09.     Transfer of Accounts.

                   The Servicer may transfer the Collection Account or the Escrow Account to a different depository institution from time to time. Upon such transfer, the Servicer shall deliver to the Trustee and the Depositor a certification or letter agreement, as the case may be, as required pursuant to Sections 3.04 and 3.06.

          Section 3.10.     Maintenance of Hazard Insurance.

                   The Servicer shall cause to be maintained for each first lien Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements securing the Mortgage Loan and (ii) the Stated Principal Balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Such flood insurance shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the Mortgage Loan and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. The Servicer shall also maintain on the REO Property for the benefit of the Certificateholders, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) 100% of the maximum insurable value of the improvements which are a part of such property, and (ii) the Stated Principal Balance of the related Mortgage Loan at the time it became a REO Property, (y) public liability insurance and, (z) to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05. It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice to the Servicer of any cancellation, reduction in the amount of or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; PROVIDED, HOWEVER, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of A:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

          Section 3.11      Maintenance of Mortgage Blanket Insurance Policy.

                   In the event that the Servicer shall obtain and maintain a blanket policy issued by an insurer that has a general policy rating of A:VI or better in Best's Key Rating Guide insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.10 and otherwise complies with all other requirements of Section 3.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 3.10, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account from its own funds without right of reimbursement the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Trustee.

          Section 3.12.     Fidelity Bond, Errors and Omissions Insurance.

                   The Servicer shall maintain, at its own expense, a blanket fidelity bond (the "Fidelity Bond") and an errors and omissions insurance policy, with broad coverage with financially responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Freddie Mac in the Freddie Mac Servicer's Guide. Upon request of the Trustee, the Servicer shall cause to be delivered to the Trustee a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Trustee.

          Section 3.13.     Title, Management and Disposition of REO Property.

          (a) In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken (pursuant to a limited power of attorney (a form of which has been provided by the Trustee to the Servicer) to be provided by the Trustee to the Servicer after receipt of an Officer's Certificate from the Servicer) in the name of the Trustee, on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the benefit of the Trustee.

          (b) In the event that the Trust Fund acquires any REO Property as aforesaid or otherwise in connection with a default or reasonably foreseeable default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Trustee has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Trustee has received such an extension, then the Trustee, or the Servicer, acting on behalf of the Trustee hereunder, shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Trustee has not received such an extension and the Trustee, or the Servicer acting on behalf of the Trustee hereunder, is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Trustee has received such an extension, and the Trustee, or the Servicer acting on behalf of the Trustee hereunder, is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable,
(i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Servicer shall provide any information reasonably requested by the Trustee which would enable the Trustee to request such grant of extension.

                   Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

          (c) The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders and the Trust Fund solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or result in the receipt by the REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Servicer shall make or cause to be made an electronic report of each such inspection. Such reports shall be retained by the Servicer and versions thereof shall be forwarded by the Servicer to the Trustee upon request. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders and the Trust Fund.

          (d) The Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties, an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

          (e) The Servicer shall use its best efforts to deposit or cause to be deposited no later than one Business Day, and in any event shall deposit or cause to be deposited no later than two Business Days, after the receipt thereof, in each REO Account, all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.10 hereof and the fees of any managing agent acting on behalf of the Servicer. The Servicer shall have the right to earn interest, if any, on funds deposited in such REO Account. On or before each Servicer Remittance Date, the Servicer shall withdraw from each REO Account and deposit into the Collection Account the net receipts from the REO Property on deposit in the REO Account and retain any interest.

                   The Servicer shall furnish to the Trustee, upon reasonable request, on each Servicer Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operation statement shall be accompanied by such other information as the Trustee shall reasonably request.

                   The Servicer shall use its best efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Certificateholders' interest.

                   Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances or Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related (a) unpaid Servicing Fees, (b) unreimbursed Advances, and (c) unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the REO Account and shall be transferred to the Collection Account on the Servicer Remittance Date in the month following receipt thereof for distribution on the succeeding Servicer Remittance Date in accordance with Section 4.01.

                   Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration and an Opinion of Counsel is obtained by the Servicer to the effect that such sale shall not cause any Trust REMIC to fail to qualify as a REMIC).

          (f) The Holders of the related Class of Class R Certificates shall be deemed to have purchased the ownership interest held by the related Regular Certificateholders in any Liquidated Mortgage Loan. After such repurchase, the Servicer, if requested by such Certificateholder, may seek a deficiency judgment to the extent permitted by law against the Mortgagor under such Liquidated Mortgage Loan on behalf of the Holders of the related Class of Class R Certificates to the extent of any Realized Loss.

          Section 3.14. Due-on-Sale Clauses; Assumption and Substitution Agreements.

                   When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; PROVIDED, HOWEVER, that the Servicer shall not be required to take such action if in its sole business judgment the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note provided that no such substitution should be permitted unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates) which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

                   Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever.

          Section 3.15.     Notification of Adjustments.

                   On each Adjustment Date, the Servicer shall make Mortgage Rate adjustments for each Adjustable- Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations. The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding interest rate adjustments. Upon the discovery by the Servicer or the Trustee that the Servicer has failed to adjust or has incorrectly adjusted a Mortgage Rate, a Monthly Payment or a Principal Balance pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Collection Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor and shall indemnify and hold harmless each Trust REMIC, the Trustee, the Depositor and any successor Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement.

          Section 3.16.     Optional Purchase of Defaulted Mortgage Loans.

                   The Servicer may at its option purchase from the Mortgage Pool, any Mortgage Loan or related REO Property that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price; PROVIDED, HOWEVER, that the Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Mortgage Loans or related REO Properties first. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Distribution Account, and the Trustee, upon receipt of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan or related REO Property released pursuant hereto.

          Section 3.17.     Trustee to Cooperate; Release of Files.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Trustee two executed copies of a completed certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04 have been or will be so deposited) of an officer of the Servicer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within five Business Days, release the related Mortgage File to the Servicer. Upon any such payment in full, or the receipt of such certification, the Trustee hereby authorizes and empowers the Servicer to execute an instrument of satisfaction regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

          (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any insurance policy relating to a Mortgage Loan, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related Mortgage File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon written request of the Servicer and delivery to the Trustee of two executed copies of a "Request for Release" in the form of Exhibit C signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer. Such receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a Request for Release evidencing such liquidation, the receipt shall be released by the Trustee to the Servicer.

          (c) The Servicer shall have the right to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations,
(iii) removal, demolition or division of properties subject to Mortgages, (iv) modification and (v) second mortgage subordination agreements. No application for approval shall be considered by the Servicer unless: (w) it has received an Opinion of Counsel, addressed to the Trustee (which opinion shall not be an expense of any Trust REMIC) that such sale, disposition, substitution, acquisition or contribution will not affect adversely the status of any Trust REMIC as a REMIC or cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions; (x) the provisions of the related Note and Mortgage have been complied with; (y) the Loan-to-Value Ratio and debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio established in accordance with the underwriting standards of the Mortgage Loans; and (z) the lien priority of the related Mortgage is not affected. Upon receipt by the Trustee of a Servicing Officer's certificate setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to the Servicer the consent or partial release so requested by the Servicer. A proposed form of consent or


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



partial release, as the case may be, shall accompany any Servicing Officer's certificate delivered by the Servicer pursuant to this paragraph.

          Section 3.18.     Servicing Compensation.

                   As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.23. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.05(ii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.13. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 6.06.

                   Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income, or otherwise (other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.05(v) to withdraw from the Collection Account and pursuant to Section 3.13(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.25(b). In addition, Litton shall be entitled to receive the Special Servicing Fee, if any, in accordance with the terms of Section 4.01(d)(ix) hereof.

          Section 3.19.     Annual Statement as to Compliance.

                   The Servicer, at its own expense, will deliver to the Trustee, not later than 90 days following the end of the fiscal year of the Servicer (which, as of the Startup Day, ends on the last day of December), commencing in 2002, a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default. The Trustee will forward a copy of the statement prepared by the Servicer under this Section 3.19 to the Depositor. Copies of such statement prepared by the Servicer shall be provided by the Trustee to any Certificateholder upon request, provided that such report is delivered by the Servicer to the Trustee.

          Section 3.20.     Annual Independent Certified Public Accountants'
                            Reports.

                   Not later than 90 days following the end of each fiscal year of the Servicer commencing in 2002, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.
 The Trustee will forward a copy of the report obtained by the Servicer under this Section 3.20 to the Depositor. Copies of such report shall be provided by the Trustee to any Certificateholder upon request, provided that such report is delivered by the Servicer to the Trustee.

          Section 3.21. Access to Certain Documentation and Information Regarding the Mortgage Loans.



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



          (a) The Servicer shall provide to the Trustee and the Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of each of the foregoing (which, in the case of supervisory agents and examiners, may be required by applicable state and federal regulations) access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

          (b) Within 15 days after each Distribution Date, the Trustee shall file with the Securities and Exchange Commission via the Electronic Data Gathering Analysis and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission. The Trustee shall have no responsibility to file any items with the Securities and Exchange Commission other than those specified in this Section.

          Section 3.22.     [Reserved].

          Section 3.23. Obligations of the Servicer in Respect of Prepayment Interest Shortfalls.

                   Not later than 5:00 p.m. (New York time) on each Servicer Remittance Date, the Servicer shall remit to the Collection Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments during the related Prepayment Period and (B) with respect to the Group I Mortgage Loans, one-half of the Servicing Fee due in the related Due Period and with respect to the Group II Mortgage Loans, the Servicing Fee due in the related Due Period. The Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

          Section 3.24. Maintenance of the Primary Mortgage Insurance Policies; Collections Thereunder.

                   The Servicer will maintain in full force and effect, if required under the Mortgage Loan Purchase Agreement and to the extent available, a Primary Mortgage Insurance Policy with respect to each Mortgage Loan so insured as of the Closing Date. Such coverage will be maintained with respect to each such Mortgage Loan for so long as it is outstanding, subject to any applicable laws or until the related Loan-to-Value Ratio is reduced to less than or equal to the percentage set forth in the Primary Mortgage Insurance Policy based on Mortgagor payments. The Servicer shall cause the premium for each Primary Mortgage Insurance Policy to be paid on a timely basis and shall pay such premium out of its own funds if it is not otherwise paid. The Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or non-renewed policy is obtained from and maintained with a Qualified Insurer.

                   The Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Primary Mortgage Insurance Policy. In connection with any assumption and modification agreement or substitution of liability agreement, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption in accordance with the terms of such policies and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary

Mortgage Insurance Policy. If any such Primary Mortgage Insurance Policy is terminated as a result of such assumption, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

                   In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05; and any amounts collected by the Servicer under any Primary Mortgage Insurance Policy in respect of any REO Property shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05.

          Section 3.25. Investment of Funds in the Collection Account and the Distribution Account.

          (a) The Servicer may direct any depository institution maintaining the Collection Account and the Trustee may direct any depository institution maintaining the Distribution Account (for purposes of this Section 3.25, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and the Distribution Account) over each such investment and (except as otherwise provided herein) the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in the Distribution Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                   (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                            (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                   (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) All income in the nature of interest from the investment of funds in the Collection Account shall be for the benefit of the Servicer as compensation for the Servicer's services pursuant to this Agreement. The Servicer shall deposit in the Collection Account from its own funds the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. All income in the nature of interest from the investment of funds in the Distribution Account (other than during the Trustee Float Period) shall be for the benefit of the Depositor. All income in the nature of interest from the investment of funds in the Distribution Account during the Trustee Float Period shall be for the benefit of the Trustee as compensation for the Trustee's services pursuant to this Agreement. The Depositor shall remit to the Trustee for deposit in the Distribution Account from its own funds the amount of any loss incurred on Permitted Investments in the Distribution Account to the extent such losses were not incurred during the Trustee Float Period. The Trustee shall deposit in the Distribution Account from its own funds the amount of any loss incurred on Permitted Investments in the Distribution Account to the extent such losses were incurred during the Trustee Float Period.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the

Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          (d) The Trustee shall have no obligation to invest and reinvest any cash held in the applicable account in the absence of timely and specific written investment direction. Other than with respect to the Trustee Float Period, in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon by reason of investment performance, liquidation prior to stated maturity or otherwise. Other than with respect to the Trustee Float Period, the Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure to be provided with timely written investment direction.

          Section 3.26.     Liability of Servicer and Others; Indemnification.

          (a) The Servicer (except the Trustee if it is required to succeed the Servicer hereunder) indemnifies and holds the Trustee, the Depositor and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor and any Certificateholder may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the Depositor and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Depositor and/or Certificateholder in respect of such claim. The provisions of this Section 3.26 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

          (b) None of the Depositor, the Servicer, the Trustee or any of the directors, officers, employees or agents of the Depositor, the Servicer or the Trustee shall be under any liability to the Trust Fund or the Certificateholders or to one another for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Depositor, the Trustee or the Servicer or any such Person against (i) its respective willful misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or by reason of negligent disregard of its respective obligations or duties under this Agreement, (ii) in the case of the Servicer, a breach by the Servicer of the Servicing Standard in the performance of its duties hereunder or a breach of a covenant hereunder or (iii) in the case of the Trustee, a specific liability of the Trustee, as applicable, under this Agreement.

                   The Depositor, the Trustee, the Servicer and any director, officer, employee or agent of the Depositor, the Trustee or the Servicer, may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any appropriate Person with respect to any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred (i) by reason of its respective willful misfeasance, bad faith, fraud or negligence, a breach of a representation or warranty hereunder or by reason of negligent disregard of its respective obligations or duties under this Agreement or (ii) in the case of the Servicer, by reason of a breach by the Servicer of the Servicing Standard in the performance of its duties hereunder or a breach of a covenant hereunder. None of the Trustee, the Depositor or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; PROVIDED, HOWEVER, that the Depositor or the Servicer may in its discretion undertake any action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

          Section 3.27. Reports of Foreclosure and Abandonment of Mortgaged Properties.

                   On or before February 28 of each year beginning in 2002, the Servicer shall file the reports of foreclosure and abandonment of any Mortgaged Property required by Section 6050J of the Code and cancellation of indebtedness required under Section 6050P of the Code with the Internal Revenue Service and provide a copy of such filing to the Trustee. The reports from the Servicer shall be made in a timely fashion and in form and substance sufficient to meet the reporting requirements imposed by such Section 6050J and 6050P.

          Section 3.28.     Solicitations.

                   From and after the Closing Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Servicer's behalf, to personally, by telephone, electronic mail or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided that, the foregoing shall not preclude the Servicer from engaging in solicitations to the general public by newspaper, radio, television or other media which are not directed toward the Mortgagors or from refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts the Servicer to request the refinancing of the related Mortgage Loan.

          Section 3.29.     Reserve Fund.

                   No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, "Reserve Fund, Bankers Trust Company of California, N.A., as Trustee, in trust for registered Holders of Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2." On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Reserve Fund $1,000.

                   On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates or the Mezzanine Certificates, the Trustee has been directed by the Class C Certificateholders to, and therefore will, deposit into the Reserve Fund the amounts described in
Section 4.01(d)(viii), rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates, and will distribute such amounts to the Holders of the Class A Certificates and the Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(d). If no Net WAC Rate Carryover Amounts are payable on a Distribution Date, the Trustee shall deposit into the Reserve Fund on behalf of the Class C Certificateholders, from amounts otherwise distributable to the Class C Certificateholders, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

                   For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Reserve Fund and all amounts deposited into the Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC 2 to the Holders of the Class C Certificates. Upon the termination of the Trust, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Reserve Fund will be released by the Trust and distributed to the Class C Certificateholders or their designees. The Reserve Fund will be part of the Trust but not part of any Trust REMIC and any payments to the Holders of the Class A Certificates or the Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860(G)(a)(1).

                   By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Reserve Fund the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

                   At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Trustee shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the

Holders of a majority in Percentage Interest in the Class C Certificates with respect to the Reserve Fund is received by the Trustee, the Trustee shall invest the funds in _________________.

                   For federal tax return and information reporting, the right of the Class A Certificateholders and the Mezzanine Certificateholders to receive payments from the Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero.

          Section 3.30.     Advance Facility.

          (a) The Trustee on behalf of the Trust Fund, with the consent of the Servicer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Person") may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement and the Trustee is further authorized, subject to Section 11.01, to enter into any amendment of this Agreement in connection with such facility. No such facility shall reduce or otherwise affect the Servicer's obligation to fund such Advances and/or Servicing Advances. To the extent that an Advancing Person makes all or a portion of any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.30(b). Such notice from the Advancing Person must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The Trustee shall be entitled to rely without independent investigation on the Advancing Person's statement with respect to the amount of any reimbursement pursuant to this Section 3.30 and with respect to the Advancing Person's statement with respect to the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed. An Advancing Person whose obligations are limited to the making of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Servicer or a Subservicer pursuant to Section 6.06 hereof and will not be deemed to be a Subservicer under this Agreement.

          (b) If an advancing facility is entered into, then the Servicer shall not be permitted to reimburse itself therefor under Section 3.05 and Section 4.04(b) prior to the remittance to the Trust Fund, but instead the Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.05(a). The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.05 or Section 4.04(b), as the case may be, had the Servicer itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree.

          (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.


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



                                   ARTICLE IV

                                  FLOW OF FUNDS

          Section 4.01.     Distributions.

          (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account that portion of the Available Funds for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount (or, in the case of clause (i) and clause (ii), to the extent of the applicable specified portion of the Interest Remittance Amount) remaining for such Distribution Date:

                   (i) the portion of the Interest Remittance Amount attributable to the Group I Mortgage Loans will be distributed in the following priority:

                            (A) FIRST, to pay the Class AF Certificates the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for the Class AF Certificates; and

                            (B) SECOND, to pay the Class AV Certificates the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for the Class AV Certificates, in each case to the extent not paid pursuant to Section 4.01(a)(ii)(A) below;

                   (ii) the portion of the Interest Remittance Amount attributable to the Group II Mortgage Loans will be distributed:

                            (A) FIRST, to pay the Class AV Certificates the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for the Class AV Certificates; and

                            (B) SECOND, to pay the Class AF Certificates the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for the Class AF Certificates, in each case to the extent not paid pursuant to Section 4.01(a)(i)(A) above; and

                   (iii) the portion of the Interest Remittance Amount remaining undistributed following the distributions pursuant to clauses (i) and
          (ii) above will be distributed:

                            FIRST, to the Holders of the Class M-1 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date;

                            SECOND, to the Holders of the Class M-2
                            Certificates, the related Monthly Interest
                            Distributable Amount for such Class for such Distribution Date; and

                            THIRD, to the Holders of the Class M-3 Certificates, the related Monthly Interest Distributable Amount for such Class for such Distribution Date.

          (b) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Holders of the Class A Certificates and Mezzanine Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

                   (i) FIRST, to the Holders of the Class A Certificates, allocated between the Classes of Class A Certificates as set forth in
          Section 4.01(e), until the Certificate Principal Balances thereof have been reduced to zero;

                   (ii) SECOND, to the Holders of the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;



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



                   (iii) THIRD, to the Holders of the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

                   (iv) FOURTH, to the Holders of the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

          (c) On each Distribution Date (a) on or after the Stepdown Date and
(b) on which a Trigger Event is not in effect, the Holders of the Class A Certificates and Mezzanine Certificates shall be entitled to receive distributions in respect of principal to the extent of the Principal Distribution Amount in the following amounts and order of priority:

                   (i) FIRST, to the Holders of the Class A Certificates, the Class A Principal Distribution Amount, allocated between the Classes of Class A Certificates as set forth in Section 4.01(e), until the Certificate Principal Balances thereof have been reduced to zero;

                   (ii) SECOND, to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero;

                   (iii) THIRD, to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero; and

                   (ii) FOURTH, to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero.

          (d) On each Distribution Date, any Net Monthly Excess Cashflow shall be paid in the following order or priority, in each case to the extent of the Net Monthly Excess Cashflow remaining undistributed:

                   (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, payable to such Holders as part of the Principal Distribution Amount pursuant to
          Section 4.01(b) or Section 4.01(c) above;

                   (ii) to the Holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                   (iii) to the Holders of the Class M-1 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                   (iv) to the Holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                   (v) to the Holders of the Class M-2 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                   (vi) to the Holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                   (vii) to the Holders of the Class M-3 Certificates, in an amount equal to the Allocated Realized Loss Amount, if any, for such Class for such Distribution Date;

                   (viii) to the Reserve Fund, the amount of any Net WAC Rate Carryover Amounts with respect to the Class A Certificates and Mezzanine Certificates for such Distribution Date (or, if no Net WAC Rate Carryover Amounts are payable on such Distribution Date, to the Reserve Fund, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000);

                   (ix) to pay Litton the Special Servicing Fee for the related Distribution Date and any Special Servicing Fee remaining unpaid from any previous Distribution Date;

                   (x) to the Holders of the Class C Certificates, the Monthly Interest Distributable Amount for such Class and any Overcollateralization Release Amount for such Distribution Date (net of such portion of amounts payable pursuant to this clause (ix) that were paid pursuant to clause (viii) above;

                   (xi) if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

                   (xii) any remaining amounts to the Holders of the Residual Certificates (in respect of the appropriate Class R-2 Interest).

          On each Distribution Date, after making the distributions of the Available Funds as provided above, the Trustee shall withdraw from the Reserve Fund the amount on deposit therein and shall distribute such amounts to the Holders of the Class A Certificates and the Mezzanine Certificates in the following order and priority, in each case to the extent of amounts remaining in the Reserve Fund and in each case to the extent of the Net WAC Carryforward Amount for such Class or Classes for such Distribution Date: FIRST, to the Class A Certificates, on a PRO RATA basis based on the Net WAC Rate Carryforward Amount for each Class of Class A Certificates for such Distribution Date; SECOND, to the Class M-1 Certificates; THIRD, to the Class M-2 Certificates; and FOURTH, to the Class M-3 Certificates. Any remaining amount shall be re-deposited into the Reserve Fund (to the extent of the required amount of $1,000).

          On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Servicer Prepayment Charge Payment Amounts paid by or collected by the related Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

          Without limiting the provisions of Section 9.01(b), by acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any amount distributable to the Holders of the Residual Certificates pursuant to clause (xi) above, to assign and transfer any such amounts, and to the extent received to pay any such amounts, to the Holders of the Class C Certificates.

          (e) All principal distributions to the Holders of the Class A Certificates on any Distribution Date will be allocated between the Class AF Certificates and the Class AV Certificates on a PRO RATA basis based on the Class A Principal Allocation Percentage for each such Class for such Distribution Date; provided, however, that if the Certificate Principal Balance of either Class of Class A Certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Holders of the Class A Certificates on such Distribution Date, and the amount of principal distributions distributable to the Holders of the Class A Certificates on all subsequent Distribution Dates, will be distributed to the holders of the Class of Class A Certificates remaining outstanding, until the Certificate Principal Balance of such Class of Class A Certificates remaining outstanding has been reduced to zero.

          (f) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated PRO RATA among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance or Notional Amount that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance or Notional Amount of such

Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

          Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, the Servicers or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

          (g) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee or the Servicers shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

          (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than three (3) days before the related Distribution Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                   (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                   (ii) no interest shall accrue on such Certificates from and after the end of the related Accrual Period.

                   Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to the remaining non- tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Greenwich Capital Markets, Inc. all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

          (i) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount both
(a) allocated to such Certificate in respect of Realized Losses pursuant to
Section 4.09 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 4.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Principal Balance of a REMIC 1 Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC 1 Regular Interest in respect of Realized Losses pursuant to Section 4.09 and (b) distributed on such REMIC 1 Regular Interest in reduction of the Uncertificated Principal Balance thereof pursuant to Section 4.08.

          Section 4.02.     Reserved.

          Section 4.03.     Statements.

          (a) On each Distribution Date, based, as applicable, on information provided to it by the Servicers, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Servicers and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

                   (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, separately identified, allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Servicer Prepayment Charge Payment Amounts;

                   (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

                   (iii) the Overcollateralized Amount, the
          Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

                   (iv) the aggregate amount of servicing compensation received by each Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                   (v) the aggregate amount of Advances for the related Due Period;

                   (vi) the aggregate Stated Principal Balance of the Mortgage Loans at the close of business at the end of the last Business Day of the calendar month preceding the related Distribution Date;

                   (vii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

                   (viii) the number and aggregate unpaid principal balance of Mortgage Loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
          (c) delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

                   (ix) with respect to any Mortgage Loan that became an REO Property during the preceding Prepayment Period, the unpaid principal balance and the Principal Balance of such Mortgage Loan as of the date it became an REO Property;

                   (x) the total number and cumulative principal balance of all REO Properties as of the close of business of the last day of the preceding Prepayment Period;

                   (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

                   (xii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

                   (xiii) the Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date, and the

          Notional Amount of the Class C Certificates, after giving effect to the distributions made on such Distribution Date;

                   (xiv) the Monthly Interest Distributable Amount in respect of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates and the Mezzanine Certificates for such Distribution Date;

                   (xv) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Servicers pursuant to Section 3.23, and the aggregate amount of any Relief Act Interest Shortfalls for such Distribution Date;

                   (xvi) the Credit Enhancement Percentage for such Distribution Date;

                   (xvii) the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

                   (xviii) when the Stepdown Date or a Trigger Event has occurred;

                   (xix) the Available Funds; and

                   (xx) the respective Pass-Through Rates applicable to the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to the Class A Certificates and the Mezzanine Certificates for the immediately succeeding Distribution Date.

          The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Servicers and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at "http:\\www-apps.gis.deutsche- bank.com/invr. Assistance in using the website can be obtained by calling the Trustee's customer service desk at 1-800- 735-7777. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

          In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Closing Date.

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

          (c) On each Distribution Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

          (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

                   On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

          Section 4.04.     Servicer Remittance Reports; Advances.

          (a) On the second Business Day following each Determination Date, each Servicer shall deliver to the Trustee by electronic mail (or by such other means as the related Servicer and the Trustee may agree from time to time) a Servicer Remittance Report with respect to the related Distribution Date. Not later than the second Business Day following each Determination Date (or, in the case of certain information, as agreed between the Trustee and the related Servicer, not later than five Business Days after the beginning of every calendar month), the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Servicer Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicers.

          (b) The amount of Advances to be made by each Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans (other than with respect to any Balloon Loan with a delinquent Balloon Payment as described in clause (iii) below), which Monthly Payments were delinquent on a contractual basis as of the close of business on the Business Day prior to the related Servicer Remittance Date, (ii) with respect to each Group II Mortgage Loan that has become an REO Property (other than with respect to any such REO Property relating to a Balloon Loan with a delinquent Balloon Payment as described in clause (iv) below), which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date, (iii) with respect to each Balloon Loan with a delinquent Balloon Payment, an amount equal to the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Loan assuming such Mortgage Loan was not a Balloon Loan and (iv) with respect to each Group II Mortgage Loan that has become an REO Property relating to a Balloon Loan with a delinquent Balloon Payment, which REO Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date based on the original principal amortization schedule for the related Balloon Loan assuming such Mortgage Loan was not a Balloon Loan, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.13 for distribution on such Distribution Date.

                   On or before 5:00 p.m. (New York time) on the Servicer Remittance Date, each Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the related Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the related Servicer to make an Advance as permitted in the preceding sentence shall be appropriately reflected in such Servicer's records and replaced by such Servicer by deposit in the related Collection

Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances or reimburse for Advances previously made. The Trustee will provide notice to the related Servicer by telecopy by 6:00 p.m. (New York time) on the Servicer Remittance Date in the event that the amount remitted by such Servicer to the Trustee on such date is less than the aggregate amount required to be remitted by such Servicer for the related Distribution Date, as set forth in the related Servicer Remittance Report.

                   Nothing in this Section 4.04(b) shall be construed to prohibit the Servicers from reimbursing themselves at any time from the related Collection Account to the extent set forth therein.

          (c) The obligation of the Servicers to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

          (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Servicers if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the related Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of such Servicer delivered to the Depositor and the Trustee.

          Section 4.05.     Reserved.

          Section 4.06.     Reserved.

          Section 4.07.     Compliance with Withholding.

                   Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

          Section 4.08.     Distributions on the REMIC 1 Regular Interests.

          (a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

                   (i) first, to the extent of Available Funds, to Holders of REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4, REMIC 1 Regular Interest LT15, REMIC 1 Regular Interest LT6, REMIC 1 Regular Interest LT7, REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10, REMIC 1 Regular Interest LT11, REMIC 1 Regular Interest LT12, REMIC 1 Regular Interest LTPI and REMIC 1 Regular Interest LTPII, PRO RATA, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LT7 shall be reduced when the REMIC 1 Overcollateralization Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4, REMIC 1 Regular Interest LT5, REMIC 1 Regular Interest LT6, REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10, REMIC 1 Regular

          Interest LT11 and REMIC 1 Regular Interest LT12 in the same proportion as the Extra Principal Distribution Amount is allocated to the Corresponding Certificates; and

                   (ii) second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                            (a) with respect to the Group I Mortgage Loans, to
                   the Holders of REMIC 1 Regular Interest LT1, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest is reduced to zero and with respect to the Group II Mortgage Loans, to the Holders of REMIC 1 Regular Interest LT7, 98.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero;

                            (b) with respect to the Group I Mortgage Loans, to
                   the Holders of REMIC 1 Regular Interest LT2, REMIC 1 Regular Interest LT3, REMIC 1 Regular Interest LT4 and REMIC 1 Regular Interest LT5, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero and with respect to the Group II Mortgage Loans, to the Holders of REMIC 1 Regular Interest LT8, REMIC 1 Regular Interest LT9, REMIC 1 Regular Interest LT10 and REMIC 1 Regular Interest LT11, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero;

                            (c) with respect to the Group I Mortgage Loans, to
                   the Holders of REMIC 1 Regular Interest LT6, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero and with respect to the Group II Mortgage Loans, to the Holders of REMIC 1 Regular Interest LT12, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero;

                            (d) with respect to the Group I Mortgage Loans, to
                   the Holders of REMIC 1 Regular Interest LTPI, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until the Uncertificated Principal Balance thereof has been distributed pursuant to this clause and with respect to the Group II Mortgage Loans, to the Holders of REMIC 1 Regular Interest LTPII, on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until the Uncertificated Principal Balance thereof has been distributed pursuant to this clause; then

                            (e) any remaining amount to the Holders of the Class
                   R Certificates (in respect of the Class R-1 Interest);

provided, however, that with respect to the Group I Mortgage Loans, 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT6, respectively, and with respect to the Group II Mortgage Loans, 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of REMIC 1 Regular Interest LT7 and REMIC 1 Regular Interest LT12, respectively.

          Section 4.09.     Allocation of Realized Losses.

          (a) All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trustee on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, fourth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and fifth, to the Class M-1 Certificates, until the


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Certificate Principal Balance thereof has been reduced to zero. All Realized
Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

          Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(d)(ix). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or the Class P Certificates.

          (b) All Realized Losses on the Mortgage Loans shall be deemed to have been allocated in the specified percentages, as follows: with respect to Realized Losses on the Group I Mortgage Loans, first, to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT6 up to an aggregate amount equal to the REMIC 1 Group I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1 and REMIC 1 Regular Interest LT6 up to an aggregate amount equal to the REMIC 1 Group I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT5 and REMIC 1 Regular Interest LT6, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT5 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT4 and REMIC 1 Regular Interest LT6, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT4 has been reduced to zero and fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT1, REMIC 1 Regular Interest LT3 and REMIC 1 Regular Interest LT6, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT3 has been reduced to zero and with respect to Realized Losses on the Group II Mortgage Loans, first, to Uncertificated Accrued Interest payable to the REMIC 1 Regular Interest LT7 and REMIC 1 Regular Interest LT12 up to an aggregate amount equal to the REMIC 1 Group I Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT7 and REMIC 1 Regular Interest LT12 up to an aggregate amount equal to the REMIC 1 Group I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT7, REMIC 1 Regular Interest LT11 and REMIC 1 Regular Interest LT12, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT11 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT7, REMIC 1 Regular Interest LT10 and REMIC 1 Regular Interest LT12, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT10 has been reduced to zero and fifth, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LT7, REMIC 1 Regular Interest LT9 and REMIC 1 Regular Interest LT12, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LT9 has been reduced to zero.




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                                    ARTICLE V

                                THE CERTIFICATES

          Section 5.01.     The Certificates.

                   Each of the Class A Certificates, the Mezzanine Certificates, the Class C Certificates, the Class P Certificates and the Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Class A Certificates, the Mezzanine Certificates and the Class C Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $50,000 and integral dollar multiples of $1.00 in excess thereof, except that one Certificate of each such Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class P Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $20 and integral dollar multiples thereof. The Class R Certificates are issuable only in minimum Percentage Interests of 25%.

                   The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Class A Certificates and the Mezzanine Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

          Section 5.02.     Registration of Transfer and Exchange of
                            Certificates.

          (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided at the office designated pursuant to Section 8.12 hereof. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

                   Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

                   At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for six separate Certificates, each representing such holder's respective Percentage Interest in the Class R-1 Interest and the Class R-2 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.


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



          (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

                   All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a letter of representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such letter of representation and this Agreement, the terms of this Agreement shall control.

          (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Servicer's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Servicers, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          (d) No transfer, sale, pledge or other disposition of any Class C Certificate, Class P Certificate or Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, except with respect to the initial transfer of the Class C Certificates, Class P Certificates and Class R Certificates by the Depositor (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit H under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit J) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit H) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class C Certificate, Class P Certificate or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                   Each Transferee of a Mezzanine Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption ("PTE") 90-59 , 55 Fed. Reg. 36724 (September 6, 1990), as amended by PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) (the "Exemption"), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an "insurance company general account" (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

                   No transfer of a Class C Certificate, Class P Certificate or Class R Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Servicers are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Servicers that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicers, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicers, the Trustee or the Trust Fund. In lieu of such Opinion of Counsel, any prospective Transferee of such Certificates may provide a certification in the form of Exhibit G to this Agreement (or other form acceptable to the Depositor, the Trustee and the Servicers), which the Trustee may rely upon without further inquiry or investigation. Neither an Opinion of Counsel nor a certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

                   If any Class C Certificate, Class P Certificate or Class R Certificate or any interest therein is acquired or held in violation of the provisions of the second preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Servicers, the Trustee and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

                   Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                   (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                   (ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a PRO RATA undivided interest.


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



                   (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate (other than with respect to the initial transfer of a Class R Certificate by the Depositor to an Affiliate of the Depositor), the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                            (A) an affidavit in the form of Exhibit I hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                            (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

                   (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

                   (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                   (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations. The Trustee will be entitled to additional compensation from such person for the cost of providing such information but the Trustee shall in all events be required to furnish such information.

                   The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any Trust REMIC hereunder to fail to qualify as a REMIC or have any adverse impact on such REMIC.

          (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                   All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

          Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

                   If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04.     Persons Deemed Owners.

                   The Servicers, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicers, the Depositor, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, and none of the Servicers, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

          Section 5.05.     Appointment of Paying Agent.

          (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.04 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor.

          (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.



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



                                   ARTICLE VI

                         THE SERVICERS AND THE DEPOSITOR

          Section 6.01.     Liability of the Servicers and the Depositor.

                   The Servicers shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicers herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

          Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicers or the Depositor.

                   Any entity into which either Servicer or the Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which either Servicer or the Depositor shall be a party, or any corporation succeeding to the business of either Servicer or the Depositor, shall be the successor of the related Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Servicer.

          Section 6.03.     Limitation on Liability of the Servicers and Others.

                   Neither the Servicers nor any of the directors or officers or employees or agents of the Servicers shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicers in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect either Servicer or any such Person against any liability which would otherwise be imposed by reason of its breach of any representation, warranty or covenant hereunder, by reason of its willful misfeasance, bad faith, fraud or negligence in the performance of its duties as Servicer hereunder or by reason of its reckless disregard of its obligations and duties of as Servicer hereunder. Each Servicer and any director or officer or employee or agent of each Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. Each Servicer and any director or officer or employee or agent of each Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred in connection with any legal action incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence, a breach of a representation , warranty or covenant hereunder or a breach of the Servicing Standard in the performance of its duties hereunder or by reason of negligent disregard of its obligations or duties hereunder. Each Servicer may undertake any such reasonable action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the related Servicer shall be entitled to be reimbursed from the related Collection Account as and to the extent provided in Section 3.05(vii), any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the related Collection Account. This paragraph shall apply to each Servicer solely in its capacity as Servicer hereunder and in no other capacities.

          Section 6.04.     Servicers Not to Resign.

                   Subject to the provisions of Section 7.01 and Section 6.02, neither Servicer shall resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the related Servicer so causing such a conflict being of a type and nature carried on by the related Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the related Servicer has proposed a successor Servicer to the Trustee in writing and such proposed successor Servicer is reasonably acceptable to the Trustee and (b) such proposed successor Servicer is reasonably acceptable to each Rating Agency, as evidenced by a letter to the Trustee stating that the proposed appointment of such successor Servicer as a Servicer hereunder will not


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result in the reduction or withdrawal of the then current rating of the
Certificates; PROVIDED, HOWEVER, that no such resignation by either Servicer shall become effective until such successor Servicer or, in the case of (i) above, the Trustee shall have assumed such Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor Servicer in accordance with Section 7.02. Any such resignation shall not relieve the related Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of such Servicer. Any such determination permitting the resignation of the related Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

                   The Trustee, Wells Fargo and the Depositor hereby specifically (i) consent to the pledge and assignment by Litton of all of Litton's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders and (ii) provided that no Servicer Event of Default (other than as set forth under Section 7.01(a)(v)) exists, agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by Litton whereunder Litton shall resign as a Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer of the Group I Mortgage Loans, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section
7.02 hereof and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of Litton are transferred to a successor Servicer, the entire amount of the Servicing Fee and other compensation payable to Litton pursuant hereto shall thereafter be payable to such successor Servicer.

          Section 6.05.     Delegation of Duties.

                   In the ordinary course of business, each Servicer may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve such Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section
6.04. Each Servicer shall provide the Trustee with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of such Servicer's Affiliates or their respective successors and assigns.

          Section 6.06.     Subservicing Agreements and Successor Subservicer.

          (a) Each Servicer may enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is an approved Freddie Mac Seller/Servicer as indicated in writing, and which represents and warrants that it is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing agreement. For this purpose, subservicing shall not be deemed to include the use of a tax service, or services for reconveyance, insurance or brokering REO Property. Notwithstanding the foregoing, (i) each subservicer must be consented to by the Trustee (which consent shall not be unreasonably withheld) and (ii) without the consent of the Trustee, the Servicer may not engage more than two subservicers at any one time. Each Servicer shall give prior notice to the Trustee of the appointment of any subservicer and shall furnish to the Trustee a copy of such subservicing agreement. Notwithstanding any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and subservicer or reference to actions taken through a subservicer or otherwise, each Servicer shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, each Servicer shall be deemed to have received payments on Mortgage Loans when any subservicer has received such payments. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement. Each subservicing agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns. Each Servicer shall terminate any subservicer that having previously been an approved Freddie Mac Seller/Servicer, no longer has such approval.

          (b) Each Servicer may terminate any subservicing agreement to which it is a party in accordance with the terms and conditions of such subservicing agreement and either itself directly service the related Mortgage Loans or enter into a subservicing agreement with a successor subservicer that qualifies under
Section 6.06(a). Each Servicer


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shall notify the Trustee of any such termination. Each Servicer will pay from its own funds, and will not have any right of reimbursement from the Trust for, any expenses incurred in connection with any such termination.

          Section 6.07.     Inspection.

                   Each Servicer shall afford the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by such Servicer in respect of its rights and obligations hereunder and access to officers of such Servicer responsible for such obligations. Upon request, each Servicer shall furnish to the Trustee its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.





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                                   ARTICLE VII

                                     DEFAULT

          Section 7.01.     Servicer Events of Termination.

          (a) If any one of the following events ("Servicer Events of Termination") shall occur and be continuing:

                   (i) (A) The failure by a Servicer to make any Advance; or (B) any other failure by a Servicer to deposit in the related Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the related Servicer by the Trustee or to the Trustee by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights; or

                   (ii) The failure by a Servicer to make any required Servicing Advance, or to cover any Prepayment Interest Shortfall, or to pay any premium for any insurance policy required to be maintained under this Agreement which failure continues unremedied for a period of 15 days, or the failure by a Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the related Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date
                   (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or to the Trustee by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or
                   (B) actual knowledge of such failure by a Servicing Officer of the related Servicer; or

                   (iii) The entry against a Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                   (iv) Either Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to a Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                   (v) Receipt by the Trustee of a letter of resignation signed by Litton and the Servicing Rights Pledgee, pursuant to that certain credit agreement among Litton and certain Affiliates of Litton as borrowers, the Servicing Rights Pledgee and certain other financial institutions as lenders and the Servicing Rights Pledgee as administrative agent (as amended, modified, restated, renewed, replaced or extended from time to time);

          (b) then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period,
(x) with respect solely to clause (i)(A) above, if such Advance is not made by 5:00 P.M. (New York time) on the Business Day immediately following the day the related Servicer receives notice of such failure, which notice the Trustee shall give to the related Servicer by 5:00 P.M. (New York time) on the Servicer Remittance Date on which such Advance was required to be made, then the Trustee shall terminate all of the rights and


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



obligations of the related Servicer under this Agreement and the Trustee, or a successor Servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Servicer and (y) in the case of (i)(B), (ii), (iii), (iv) and (v) above, the Trustee shall, at the direction of the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the related Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the related Servicer as servicer under this Agreement. Any such notice to the related Servicer shall also be given to the Depositor, the Rating Agencies and the non-terminated Servicer. On or after the receipt by the related Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of such Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. Each Servicer agrees to cooperate with the Trustee (or the applicable successor Servicer) in effecting the termination of the responsibilities and rights of the related Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the related Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Servicer) for the administration by it of all cash amounts that shall at the time be held by the related Servicer and to be deposited by it in the related Collection Account, the Distribution Account, any REO Account or any Escrow Account or that have been deposited by such Servicer in such accounts or thereafter received by such Servicer with respect to the Mortgage Loans or any REO Property received by the related Servicer. In connection with any termination pursuant to this Section 7.01, upon such termination the related Servicer shall be entitled to receive reimbursement for all Advances in respect of Mortgage Loans less than 60 days Delinquent on the date of termination and shall be entitled to reimbursement for all other amounts accrued or owing to it under this Agreement on or prior to the date of such termination in accordance with this Agreement notwithstanding any such termination. Each Servicer shall be entitled to accountings of such amounts as reasonably requested by it. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses, and if such predecessor Servicer defaults in its obligation to pay such costs and expenses, such costs and expenses shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

          (c) In the event of a Servicer Event of Default (other than as set forth in Section 7.01(a)(v) hereof, notwithstanding anything to the contrary above, the Trustee, Wells Fargo and the Depositor hereby agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by Litton within ten Business Days of when notification of such event shall have been provided to the Trustee, whereunder Litton shall resign as a Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above and the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement.

          Section 7.02.     Trustee to Act; Appointment of Successor.

          (a) Within 90 days of the time the related Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to
Section 7.01 or 6.04, the Trustee (or such other successor Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the related Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Servicer, immediately will assume all of the obligations of the related Servicer to make Advances. Notwithstanding the foregoing, the Trustee, in its capacity as successor Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, the Trustee (or such other successor Servicer) shall be entitled to such compensation as the terminated Servicer would have been


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



entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the related Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the related Servicer hereunder; PROVIDED, that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the related Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the related Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as a Servicer to pay any deductible under an insurance policy pursuant to Section
3.12 or to indemnify the Trustee pursuant to Section 3.26), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) Any successor to the related Servicer as servicer (other than the Trustee in a capacity as sucessor to the related Servicer as servicer) and the terminated Servicer, jointly and severally, shall pay to the Trustee all reasonable out of pocket and documented internal costs of any systems changes undertaken by the Trustee in connection with interfacing by computer with such successor. Payments made pursuant to this Section 7.02(b) shall not be made from the assets of the Trust Fund.

          (c) Any successor, including the Trustee, to the related Servicer as servicer shall during the term of its service as a servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as a Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the related Servicer is so required pursuant to Section 3.12.

          Section 7.03.     Waiver of Defaults.

                   The Majority Certificateholders may, on behalf of all Certificateholders, waive any events permitting removal of a Servicer as servicer pursuant to this Article VII, PROVIDED, HOWEVER, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

          Section 7.04.     Notification to Certificateholders.

          (a) Upon any termination or appointment of a successor to a Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

          (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured.



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



                   Notwithstanding anything contained herein to the contrary, the Trustee shall not be bound, obligated or required to take any action at the request or direction of any Certificateholder (other than any action that the Trustee is specifically bound, obligated or required to take pursuant to the provisions of this Agreement) pursuant to this Agreement if such Certificateholder shall not have made available to the Trustee, security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with the written request or direction.

          Section 7.05.     Survivability of Servicer Liabilities.

                   Notwithstanding anything herein to the contrary, upon termination of a Servicer hereunder, any liabilities of such Servicer which accrued prior to such termination shall survive such termination.








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                                  ARTICLE VIII

                                   THE TRUSTEE

          Section 8.01.     Duties of Trustee.

                   The Trustee, prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

                   The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; PROVIDED, HOWEVER, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders.

                   No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

                   (i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                   (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto; and

                   (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement.

          Section 8.02.     Certain Matters Affecting the Trustee.

          (a)      Except as otherwise provided in Section 8.01:

                   (i) the Trustee may request and rely conclusively upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may prescribe;

                   (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                   (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;;

                   (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                   (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the Certificateholders, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding;

                   (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents custodians, nominees or attorneys and shall not be responsible for any willful misconduct or negligence of such agents, custodians, nominees or attorneys (as long as such agents, custodians, nominees or attorneys are appointed with due and proper care);

                   (vii) the Trustee shall not be personally liable for any loss resulting from the investment of funds held in the related Collection Account at the direction of the related Servicer pursuant to Section 3.25; and

                   (viii) except as otherwise expressly provided herein, none of the provisions of this Agreement shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.

          Section 8.03.     Trustee Not Liable for Certificates or Mortgage
                            Loans.

                   The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by either Serrvicer, or for the use or application of any funds paid to such Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the related Collection Account by the related Servicer.



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          Section 8.04.     Trustee May Own Certificates.

                   The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Servicers, the Depositor or their Affiliates.

          Section 8.05.     Trustee Fees and Expenses.

                   The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself one day's interest earnings (net of losses) on amounts on deposit in the Distribution Account and the Trustee Fee.

                   The Trustee, and any director, officer, employee or agent of the Trustee, shall be indemnified by REMIC 1 and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) resulting from the Servicer's actions or omissions in connection with this Agreement and the Mortgage Loans, (ii) that constitutes a specific liability of the Trustee pursuant to Section 10.01(c) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or as a result of a breach of the Trustee's obligations under Article X hereof. Any amounts payable to the Trustee or any director, officer, employee or agent of the Trustee, in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time. Such indemnity shall survive the termination of this Agreement and the resignation of the Trustee.

                   The Trustee shall pay any annual rating agency fees of the Rating Agencies for ongoing surveillance from its own funds without right of reimbursement.

          Section 8.06.     Eligibility Requirements for Trustee.

                   The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

          Section 8.07.     Resignation or Removal of Trustee.

                   The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicers and the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. A copy of such instrument shall be delivered to the Certificateholders and the Servicers by the Depositor. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                   If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation,


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



conservation or liquidation, then the Depositor may remove the Trustee and the Depositor shall appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Servicers by the Depositor.

                   The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Servicers by the Depositor

                   Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

          Section 8.08.     Successor Trustee.

                   Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicers and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Servicers and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

                   No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

                   Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.

          Section 8.09.     Merger or Consolidation of Trustee.

                   Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 8.10.     Appointment of Co-Trustee or Separate Trustee.

                   Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC 1 or any Mortgaged Property may at the time be located, the Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC 1, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to REMIC 1, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicers and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicers. If the Servicers shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the


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terms of eligibility as a successor trustee under Section 8.06, and no notice to
Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. If such appointment is at the request of a Servicer then any expense of the Trustee shall be deemed a Servicing Advance for all purpose of this Agreement, otherwise it will be an expense of the Trustee and will be payable out of the Trustee's funds.

                   In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                   Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

                   Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 8.11.     Appointment of Custodians.

                   The Trustee may, with the consent of the Depositor and the Servicers, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee shall initially serve as the Custodian and this Agreement shall serve as the Custodial Agreement. The appointment of any Custodian may at any time be terminated and a substitute Custodian appointed therefor upon the reasonable request of the Servicers to the Trustee, the consent to which shall not be unreasonably withheld. The Trustee shall pay any and all fees and expenses of any Custodian in accordance with each Custodial Agreement. Subject to Article VIII hereof, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such Custodian. Each Custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in
Section 11.01. In no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Trustee hereunder.

          Section 8.12.     Appointment of Office or Agency.

                   The Trustee will appoint an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. As of the Closing Date, the Trustee designates its offices located at 123 Washington Street, New York, New York 10006 for such purpose.

          Section 8.13.     Representations and Warranties of the Trustee.

                   The Trustee hereby represents and warrants to the Servicers and the Depositor , as of the Closing Date, that:


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                   (i) it is a national banking association duly organized,
          validly existing and in good standing under the laws of the United States.

                   (ii) the execution and delivery of this Agreement, and the performance and compliance with the terms of this Agreement, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

                   (iii) it has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                   (iv) this Agreement, assuming due authorization, execution and delivery by the Servicers and the Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.





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                                   ARTICLE IX

                              REMIC ADMINISTRATION

          Section 9.01.     REMIC Administration.

          (a) A REMIC election shall be made by the Trustee on Form 1066 or other appropriate federal or state tax or information return with respect to each Trust REMIC for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The Regular Interests and Residual Interest in each Trust REMIC shall be as designated in the Preliminary Statement.

          (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

          (c) The Trustee shall pay any and all tax related expenses (not including taxes) of each Trust REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each Trust REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder. The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

          (d) The Trustee shall prepare, sign and file, all of each Trust REMIC's federal and state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

          (e) The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to REMIC 1 and shall act as Tax Matters Person for such REMIC. The Trustee, as agent for the applicable Tax Matters Person, shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a related Class R Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee shall represent each Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of the Trust and otherwise act on behalf of any Trust REMIC in relation to any tax matter involving the Trust.

          (f) The Trustee, the Servicers and the Holders of Certificates shall take any action or cause each Trust REMIC to take any action necessary to create or maintain the status of such REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Servicers nor the Holder of any Class R Certificate shall take any action, cause any Trust REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Servicers have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any Trust REMIC or the assets therein, or causing any Trust REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Class R Certificate will consult with the Trustee and the Servicers, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and


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



no such Person shall take any such action or cause any Trust REMIC to take any such action as to which the Trustee or the Servicers has advised it in writing that an Adverse REMIC Event could occur.

          (g) Each Holder of a Class R Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such REMIC taxes are not paid by a Class R Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holders of such Class R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of Regular Interests in the applicable Trust REMICs, as the case may be.

          (h) The Trustee, as agent for the related Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

          (i) No additional contributions of assets shall be made to any Trust REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

          (j) Neither the Trustee nor the Servicers shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services.

          (k) On or before April 15 of each calendar year beginning in 2002, the Trustee shall deliver to the Servicers and each Rating Agency an Officer's Certificate stating (without regard to any actions taken by any party other than the Trustee) the Trustee's compliance with the provisions of this Section 9.01.

          (j) The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities.

          Section 9.02.     Prohibited Transactions and Activities.

                   Neither the Depositor, the Servicers nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of any related Trust REMIC, (iii) the termination of REMIC 1 pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any Trust REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any Trust REMIC as a REMIC, (b) affect the distribution of interest or principal on the Certificates,
(c) result in the encumbrance of the assets transferred or assigned to REMIC 1 (except pursuant to the provisions of this Agreement) or (d) cause any Trust REMIC to be subject to a tax, including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

          Section 9.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

          (a) In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by one of the Servicers of its duties and obligations set forth herein, the related Servicer shall indemnify the Trustee and the Trust against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; PROVIDED, HOWEVER, that such Servicer shall not be liable for any such Losses attributable to the action or inaction of the the Trustee, the Depositor or the Holder of a Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of a Class R Certificate on which the related Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Class R Certificates now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the related Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by such Servicer of its duties and


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



obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          (b) In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Trust and the Servicers against any and all Losses resulting from such negligence; PROVIDED, HOWEVER, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicers, the Depositor or the Holder of a Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of a Class R Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Class R Certificates now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).




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                                    ARTICLE X

                                   TERMINATION

          Section 10.01     Termination.

          (a) The respective obligations and responsibilities of the Servicers, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicers to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by Litton (in such capacity, the "Terminator") as described below and (iii) the Distribution Date in February 2030. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                   The Terminator may, at its option, terminate REMIC 1 on any date on which the remaining aggregate Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans on the Cut-off Date, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC 1, plus the appraised value of each REO Property, if any, included in REMIC 1, such appraisal to be conducted by an appraiser mutually agreed upon by the Servicers and the Trustee in their reasonable discretion and
(B) the aggregate fair market value of all of the assets in REMIC 1 (as determined by the Servicers, with the consent of the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 10.01) plus any accrued and unpaid Net WAC Rate Carryover Amount (the "Termination Price").

                   In connection with any such purchase pursuant to the preceding paragraph, the Terminator shall deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Servicers pursuant to Section 3.07), which deposit shall be deemed to have occurred immediately preceding such purchase.

                   Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

          (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the related terminated Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Terminator, by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the applicable Certificates at the office or agency of the Trustee therein specified.

          (c) Upon presentation and surrender of the terminated Certificates in connection with any termination under this Section 10.01, the Trustee shall cause to be distributed to the Holders of such Certificates on the Distribution Date for the final distribution thereon, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. By acceptance of the Class R Certificates, the Holders of the Class R Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

          (d) In the event that all Certificateholders of terminated Certificates shall not surrender their terminated Certificates for final payment and cancellation on or before the final Distribution Date therefor, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to terminated Certificateholders to be withdrawn therefrom and credited to the remaining terminated Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining such Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the terminated Certificates shall not have been surrendered for cancellation, the Class R Certificateholders (in respect of the Class R-2 Interest) shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class R Certificateholders (in respect of the Class R-2 Interest) for payment.

          Section 10.02.    Additional Termination Requirements.

          (a) In the event that the Terminator exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on the Trust (or any Trust REMIC), including a tax on "prohibited transactions" of the Trust (or any Trust REMIC) as defined in Section 860F of the Code or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                   (i) Within 90 days prior to the final Distribution Date, the Servicers shall prepare and the Trustee shall adopt and sign a plan of complete liquidation of each REMIC meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

                   (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Terminator for cash pursuant to the terms of the plan of complete liquidation.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          Section 11.01.    Amendment.

                   This Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee and without the consent of the Certificateholders; (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement, as the case may be, which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that any such action listed in clause (i) through (iii) above shall not adversely affect in any respect the interests of any Certificateholder, as evidenced by an Opinion of Counsel delivered to the Servicers and the Trustee. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

                   In addition, this Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under this Agreement which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding.

                   Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

                   Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is one of the Servicers (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicers and each Rating Agency.

                   It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                   The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

          Section 11.02.    Recordation of Agreement; Counterparts.

                   To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicers at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                   For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          Section 11.03.    Limitation on Rights of Certificateholders.

                   The death or incapacity of any Certificateholder shall not
(i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                   Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                   No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.04.    Governing Law; Jurisdiction.

                   This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

          Section 11.05.    Notices.

                   All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of Wells Fargo, Wells Fargo Home Mortgage, Inc., 405 Southwest 5th Street, Des Moines, Iowa 50309-4603, Attention: Executive Vice President; Servicing, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Trustee and Litton in writing by Wells Fargo,
(b) in the case of the Trustee, at the Bankers Trust Company of California, N.A., 1761 St. Andrew Place, Santa Anna, California 92705-4934, Attention: Trust

Administration--GC01S2, telecopy number (714) 247-6000, or such other address or telecopy number as may hereafter be furnished to the Depositor and the Servicers in writing by the Trustee, (c) in the case of Litton, Litton Loan Servicing LP, 5373 West Alabama, Suite 600, Houston, Texas 77056, Attention: Janice McClure (telecopy number: (713) 960- 0539), or such other address or telecopy number as may hereafter be furnished to Wells Fargo, the Trustee and the Depositor in writing by Litton and (d) in the case of the Depositor, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, CT 06830, Attention: Paul Stevelman, or such other address or telecopy number as may be furnished to the Servicers and the Trustee in writing by the Depositor. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Servicer Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

          Section 11.06.    Severability of Provisions.

                   If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.07.    Article and Section References.

                   All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

          Section 11.08.    Reserved.

          Section 11.09.    Further Assurances.

                   Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

          Section 11.10.    Benefits of Agreement.

                   Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 11.11     Acts of Certificateholders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Servicers Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

                   IN WITNESS WHEREOF, the Depositor, the Servicers and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                      FINANCIAL ASSET SECURITIES CORP.,
                                       as Depositor


                                      By:       /s/ Frank Skibo
                                                --------------------------------
                                      Name:     Frank Skibo
                                      Title:    Senior Vice President

                                      WELLS FARGO HOME MORTGAGE, INC.,
                                       as a Servicer


                                      By:       /s/ Trisha Lowe
                                                --------------------------------
                                      Name:     Trisha Lowe
                                      Title:    Vice President

                                      LITTON LOAN SERVICING LP,
                                       as a Servicer


                                      By:       /s/ Janice McClure
                                                --------------------------------
                                      Name:     Janice McClure
                                      Title:    Senior Vice President

                                      BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                       as Trustee

                                      By:       /s/ Barbara Campbell
                                                --------------------------------
                                      Name:     Barbara Campbell
                                      Title:    Assistant Secretary

STATE OF          )
                  ) ss.:
COUNTY OF         )

                   On the __th day of June, 2001 before me, a notary public in and for said State, personally appeared ______________ known to me to be a Vice President of Financial Asset Securities Corp., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             ___________________________________
                                             Notary Public

STATE OF                    )
                            ) ss.:
COUNTY OF                   )

                   On the __th day of June, 2001 before me, a notary public in and for said State, personally appeared ______________ known to me to be a _______________________ of Wells Fargo Home Mortgage, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                             ___________________________________
                                             Notary Public

STATE OF                    )
                            ) ss.:
COUNTY OF                   )

                   On the __th day of June, 2001 before me, a notary public in and for said State, personally appeared ______________ known to me to be a _______________________ of Litton Loan Servicing, LP, a Delaware limited partnership that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                             ___________________________________
                                             Notary Public

STATE OF                    )
                            ) ss.:
COUNTY OF                   )

                   On the __th day of June, 2001 before me, a notary public in and for said State, personally appeared ______________ known to me to be a _______________________ of Bankers Trust Company of California, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

                   IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                             ___________________________________
                                             Notary Public

                                   EXHIBIT A-1

                          FORM OF CLASS AF CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                         :       1
Cut-off Date                            :       June 1, 2001
First Distribution Date                 :       July 25, 2001
Initial Certificate Principal
Balance of this Certificate
("Denomination")                        :       $36,910,000.00
Original Class Certificate
Principal Balance of this Class         :       $36,910,000.00
Percentage Interest                     :       100.00%
Pass-Through Rate                       :       6.000%
CUSIP                                   :       83611P AP 6

Class                                   :       AF
Assumed Maturity Date                   :       March 2030



                                      A-1-1

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2
                                    Class AF

        evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class AF Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class AF Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates.

        This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class AF Certificate (obtained by dividing the Denomination of this Class AF Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, Litton Loan Servicing LP as servicer ("Litton"), Wells Fargo Home Mortgage, Inc. as servicer ("Wells Fargo"; and together with Litton, the "Servicers") and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class AF Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class AF Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Reference is hereby made to the further provisions of this Class AF Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Class AF Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                      A-1-2

        IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June __, 2001

                                    SOUNDVIEW HOME EQUITY LOAN TRUST
                                    2001-2

                                    By:  BANKERS TRUST COMPANY OF
                                         CALIFORNIA, N.A., not in its individual
                                         capacity, but solely as Trustee


                                    By
                                       -----------------------------------------

This is one of the Class AF Certificates referenced in the within-mentioned Agreement


By
   --------------------------------------------
        Authorized Signatory of
        Bankers Trust Company of
        California, N.A., as Trustee




                                      A-1-3

                        [Reverse of Class AF Certificate]

                             SOUNDVIEW HOME EQUITY LOAN TRUST 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2

        This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

        Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-1-4

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicers, the Trustee nor any such agent shall be affected by any notice to the contrary.

        On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans and REO Properties in both Loan Groups is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as in both Loan Groups as of the Cut-off Date, Litton may purchase, in whole, from the Trust the Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in March 2030.

        Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-1-5

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      -----------------

                                     -----------------------------------------
                                      Signature by or on behalf of assignor


                                      A-1-6

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------
--------------------------------------------------------------------------------
for the account of -----------------------, account number ---------, or, if mailed by check, to ------------------------------------------------- .
Applicable statements should be mailed to ------------------------------------
------------------------------------------------------------------------------
----------------------------------------------.

        This information is provided by -------------------------------------, the assignee named above, or ---------------------------------------------, as its agent.



                                      A-1-7

                                   EXHIBIT A-2

                          FORM OF CLASS AV CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                  :     1
Cut-off Date                     :     June 1, 2001
First Distribution Date          :     July 25, 2001
Initial Certificate Principal
Balance of this Certificate
("Denomination")                 :     $32,648,000.00
Original Class Certificate
Principal Balance of this Class  :     $32,648,000.00
Percentage Interest              :     100.00%
Pass-Through Rate                :     Variable
CUSIP                            :
                                       83611P AQ 4
Class                            :     AV
Assumed Maturity Date            :     March 2030



                                      A-2-1

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2
                                    Class AV

        evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP,, as Depositor

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class AV Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class AV Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

        This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class AV Certificate (obtained by dividing the Denomination of this Class AV Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, Litton Loan Servicing LP ("Litton"), Wells Fargo Home Mortgage, Inc. as servicer ("Wells Fargo; and together with Litton, the "Servicers") and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class AV Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class AV Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        Reference is hereby made to the further provisions of this Class AV Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Class AV Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                      A-2-2

        IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June __, 2001

                                    SOUNDVIEW HOME EQUITY LOAN TRUST
                                    2001-2

                                    By:  BANKERS TRUST COMPANY OF
                                         CALIFORNIA, N.A., not in its individual
                                         capacity, but solely as Trustee


                                    By
                                       -----------------------------------------

This is one of the Class AV Certificates referenced in the within-mentioned Agreement


By
   --------------------------------------------
        Authorized Signatory of
        Bankers Trust Company of
        California, N.A., as Trustee




                                      A-2-3

                        [Reverse of Class AV Certificate]

                             SOUNDVIEW HOME EQUITY LOAN TRUST 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2

        This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

        Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.



                                      A-2-4

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicers, the Trustee nor any such agent shall be affected by any notice to the contrary.

        On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans and REO Properties in both Loan Groups is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as in both Loan Groups as of the Cut-off Date, Litton may purchase, in whole, from the Trust the Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in March 2030.

        Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-2-5

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      -----------------

                                     -----------------------------------------
                                      Signature by or on behalf of assignor




                        A-2-6

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------
--------------------------------------------------------------------------------
for the account of -----------------------, account number ---------, or, if mailed by check, to ------------------------------------------------- .
Applicable statements should be mailed to ------------------------------------
------------------------------------------------------------------------------
----------------------------------------------.

        This information is provided by -------------------------------------, the assignee named above, or ---------------------------------------------, as its agent.



                                      A-2-7

                                   EXHIBIT A-3

                         FORM OF CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AF CERTIFICATES AND THE CLASS AV CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                  :     1
Cut-off Date                     :     June 1, 2001
First Distribution Date          :     July 25, 2001
Initial Certificate Principal
Balance of this Certificate
("Denomination")                 :     $2,653,000.00
Original Class Certificate
Principal Balance of this Class  :     $2,653,000.00
Percentage Interest              :     100.00%
Pass-Through Rate                :     Variable
CUSIP                            :
                                       83611P AR 2
Class                            :     M-1
Assumed Maturity Date            :     March 2030



                                      A-3-1

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2
                                    Class M-1

        evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

        This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, Litton Loan Servicing LP as servicer ("Litton"), Wells Fargo Home Mortgage, Inc. as servicer ("Wells Fargo") and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

        Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                      A-3-2

        IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June __, 2001

                                    SOUNDVIEW HOME EQUITY LOAN TRUST
                                    2001-2

                                    By:  BANKERS TRUST COMPANY OF
                                         CALIFORNIA, N.A., not in its individual
                                         capacity, but solely as Trustee


                                    By
                                       -----------------------------------------

This is one of the Class M-1 Certificates referenced in the within-mentioned Agreement


By
   --------------------------------------------
        Authorized Signatory of
        Bankers Trust Company of
        California, N.A., as Trustee



                                      A-3-3

                       [Reverse of Class M-1 Certificate]

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2

        This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

        Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar


                                      A-3-4
duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Servicersand the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

        On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans and REO Properties in both Loan Groups is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as in both Loan Groups as of the Cut-off Date, Litton may purchase, in whole, from the Trust the Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in March 2030.

        Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-3-5

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      -----------------

                                     -----------------------------------------
                                      Signature by or on behalf of assignor


                        A-3-6

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------
--------------------------------------------------------------------------------
for the account of -----------------------, account number ---------, or, if mailed by check, to ------------------------------------------------- .
Applicable statements should be mailed to ------------------------------------
------------------------------------------------------------------------------
----------------------------------------------.

        This information is provided by -------------------------------------, the assignee named above, or ---------------------------------------------, as its agent.



                                      A-3-7

                                   EXHIBIT A-4

                         FORM OF CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AF CERTIFICATES, THE CLASS AV CERTIFICATES AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                  :     1
Cut-off Date                     :     June 1, 2001
First Distribution Date          :     July 25, 2001
Initial Certificate Principal
Balance of this Certificate
("Denomination")                 :     $2,388,000.00
Original Class Certificate
Principal Balance of this Class  :     $2,388,000.00
Percentage Interest              :     100.00%
Pass-Through Rate                :     Variable
CUSIP                            :
                                       83611P AS 0
Class                            :     M-2
Assumed Maturity Date            :     March 2030



                                      A-4-1

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2
                                    Class M-2

        evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

        This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, Litton Loan Servicing LP as servicer ("Litton"), Wells Fargo Home Mortgage, Inc. as servicer ("Wells Fargo"; and together with Litton, the "Servicers") and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

        Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                      A-4-2

        IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June __, 2001

                                    SOUNDVIEW HOME EQUITY LOAN TRUST
                                    2001-2

                                    By:  BANKERS TRUST COMPANY OF
                                         CALIFORNIA, N.A., not in its individual
                                         capacity, but solely as Trustee


                                    By
                                       -----------------------------------------

This is one of the Class M-2 Certificates referenced in the within-mentioned Agreement


By
   --------------------------------------------
        Authorized Signatory of
        Bankers Trust Company of
        California, N.A., as Trustee





                                      A-4-3

                       [Reverse of Class M-2 Certificate]

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2

        This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

        Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar


                                      A-4-4
duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicers, the Trustee nor any such agent shall be affected by any notice to the contrary.

        On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans and REO Properties in both Loan Groups is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as in both Loan Groups as of the Cut-off Date, Litton may purchase, in whole, from the Trust the Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in March 2030.

        Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-4-5

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      -----------------

                                     -----------------------------------------
                                      Signature by or on behalf of assignor



                        A-4-6

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------
--------------------------------------------------------------------------------
for the account of -----------------------, account number ---------, or, if mailed by check, to ------------------------------------------------- .
Applicable statements should be mailed to ------------------------------------
------------------------------------------------------------------------------
----------------------------------------------.

        This information is provided by -------------------------------------, the assignee named above, or ---------------------------------------------, as its agent.


                                      A-4-7

                                   EXHIBIT A-5

                         FORM OF CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS AF CERTIFICATES, THE CLASS AV CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                  :     1
Cut-off Date                     :     June 1, 2001
First Distribution Date          :     July 25, 2001
Initial Certificate Principal
Balance of this Certificate
("Denomination")                 :     $1,213,000.00
Original Class Certificate
Principal Balance of this Class  :     $1,213,000.00
Percentage Interest              :     100.00%
Pass-Through Rate                :     Variable
CUSIP                            :
                                       83611P AT 8
Class                            :     M-3
Assumed Maturity Date            :     March 2030
                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2
                                    Class M-3

        evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien adjustable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

        This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, Litton Loan Servicing LP as servicer ("Litton"), Wells Fargo Home Mortgage, Inc. as servicer ("Wells Fargo"; and together with Litton, the "Servicers") and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

        Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                      A-5-8

        IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June __, 2001

                                    SOUNDVIEW HOME EQUITY LOAN TRUST
                                    2001-2

                                    By:  BANKERS TRUST COMPANY OF
                                         CALIFORNIA, N.A., not in its individual
                                         capacity, but solely as Trustee


                                    By
                                       -----------------------------------------

This is one of the Class M-3 Certificates referenced in the within-mentioned Agreement


By
   --------------------------------------------
        Authorized Signatory of
        Bankers Trust Company of
        California, N.A., as Trustee



                                      A-5-9

                       [Reverse of Class M-3 Certificate]

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2

        This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

        Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar


                                     A-5-10
duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicers, the Trustee nor any such agent shall be affected by any notice to the contrary.

        On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans and REO Properties in both Loan Groups is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as in both Loan Groups as of the Cut-off Date, Litton may purchase, in whole, from the Trust the Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in March 2030.

        Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-5-11

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      -----------------

                                     -----------------------------------------
                                      Signature by or on behalf of assignor




                       A-5-12

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------
--------------------------------------------------------------------------------
for the account of -----------------------, account number ---------, or, if mailed by check, to ------------------------------------------------- .
Applicable statements should be mailed to ------------------------------------
------------------------------------------------------------------------------
----------------------------------------------.

        This information is provided by -------------------------------------, the assignee named above, or ---------------------------------------------, as its agent.

                                     A-5-13

                                   EXHIBIT A-6

                          FORM OF CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.



Certificate No.                  :     1
Cut-off Date                     :     June 1, 2001
First Distribution Date          :     July 25, 2001
Initial Certificate Principal
Balance of this Certificate
("Denomination")                 :     $552.69
Original Class Certificate
Principal Balance of this Class  :     $552.69
Percentage Interest              :     100.00%
Class                            :     C





                                      A-6-1

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2
                                     Class C

        evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien variable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

        This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, Litton Loan Servicing LP ("Litton"), Wells Fargo Home Mortgage, Inc. ("Wells Fargo"; and together with Litton, the "Servicers") and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicers or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.



                                      A-6-2

        No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

        Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                      A-6-3

        IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June __, 2001

                                    SOUNDVIEW HOME EQUITY LOAN TRUST
                                    2001-2

                                    By:  BANKERS TRUST COMPANY OF
                                         CALIFORNIA, N.A., not in its individual
                                         capacity, but solely as Trustee


                                    By
                                       -----------------------------------------

This is one of the Class C Certificates
referenced in the within-mentioned Agreement


By
   --------------------------------------------
        Authorized Signatory of
        Bankers Trust Company of
        California, N.A., as Trustee

                                      A-6-4

                        [Reverse of Class C Certificate]

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2

        This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

        Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.




                                      A-6-5

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicers, the Trustee nor any such agent shall be affected by any notice to the contrary.

        On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans and REO Properties in both Loan Groups is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as in both Loan Groups as of the Cut-off Date, Litton may purchase, in whole, from the Trust the Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in March 2030.

        Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-6-6

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      -----------------

                                     -----------------------------------------
                                      Signature by or on behalf of assignor



                        A-6-7

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------
--------------------------------------------------------------------------------
for the account of -----------------------, account number ---------, or, if mailed by check, to ------------------------------------------------- .
Applicable statements should be mailed to ------------------------------------
------------------------------------------------------------------------------
----------------------------------------------.

        This information is provided by -------------------------------------, the assignee named above, or ---------------------------------------------, as its agent.



                                      A-6-8

                                   EXHIBIT A-7

                              FORM OF " CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.



Certificate No.                  :     1
Cut-off Date                     :     June 1, 2001
First Distribution Date          :     July 25, 2001
Initial Certificate Principal
Balance of this Certificate
("Denomination")                 :     $100.00
Original Class Certificate
Principal Balance of this Class  :     $100.00
Percentage Interest              :     100.00%
Class                            :     P





                                      A-7-1

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2
                                     Class P

        evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien variable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

        Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers, or the Trustee referred to below or any of their respective affiliates.

        This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, Litton Loan Servicing LP ("Litton"), Wells Fargo Home Mortgage, Inc. ("Wells Fargo"; and together with Litton, the "Servicers") and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

        No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicers or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability


                                      A-7-2
that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

        Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.



                                      A-7-3

        IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June __, 2001

                                    SOUNDVIEW HOME EQUITY LOAN TRUST
                                    2001-2

                                    By:  BANKERS TRUST COMPANY OF
                                         CALIFORNIA, N.A., not in its individual
                                         capacity, but solely as Trustee


                                    By
                                       -----------------------------------------

This is one of the Class P Certificates
referenced in the within-mentioned Agreement


By
   --------------------------------------------
        Authorized Signatory of
        Bankers Trust Company of
        California, N.A., as Trustee




                                      A-7-4

                        [Reverse of Class P Certificate]

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2

        This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

        Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.




                                      A-7-5

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, the Servicers and the Trustee and any agent of the Depositor, the Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Servicers, the Trustee nor any such agent shall be affected by any notice to the contrary.

        On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans and REO Properties in both Loan Groups is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as in both Loan Groups as of the Cut-off Date, Litton may purchase, in whole, from the Trust the Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in March 2030.

        Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-7-6

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      -----------------

                                     -----------------------------------------
                                      Signature by or on behalf of assignor



                        A-7-7

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------
--------------------------------------------------------------------------------
for the account of -----------------------, account number ---------, or, if mailed by check, to ------------------------------------------------- .
Applicable statements should be mailed to ------------------------------------
------------------------------------------------------------------------------
----------------------------------------------.

        This information is provided by -------------------------------------, the assignee named above, or ---------------------------------------------, as its agent.




                                      A-7-8

                                   EXHIBIT A-8

                          FORM OF CLASS R CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No.                   :   1
Cut-off Date                      :   June 1, 2001
First Distribution Date           :   July 25, 2001
Percentage Interest               :   100.00%
Class                                 R





                                      A-8-1

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2
                                     Class R

        evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of a pool of first and second lien variable rate and fixed rate mortgage loans (the "Mortgage Loans")

                 FINANCIAL ASSET SECURITIES CORP., as Depositor

        This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates.

        This certifies that Greenwich Capital Markets, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Financial Asset Securities Corp, (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Agreement") among the Depositor, Litton Loan Servicing LP ("Litton"), Wells Fargo Home Mortgage, Inc. ("Wells Fargo"; and together with Litton, the "Servicers") and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

        This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Minneapolis, Minnesota.

        No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicers or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability


                                      A-8-2
that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

        No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

        Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

        Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.




                                      A-8-3

        IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: June __, 2001

                                    SOUNDVIEW HOME EQUITY LOAN TRUST
                                    2001-2

                                    By:  BANKERS TRUST COMPANY OF
                                         CALIFORNIA, N.A., not in its individual
                                         capacity, but solely as Trustee


                                    By
                                       -----------------------------------------

This is one of the Class R Certificates
referenced in the within-mentioned Agreement


By
   --------------------------------------------
        Authorized Signatory of
        Bankers Trust Company of
        California, N.A., as Trustee



                                      A-8-4

                        [Reverse of Class R Certificate]

                     Soundview Home Equity Loan Trust 2001-2
                           Asset-Backed Certificates,
                                  Series 2001-2

        This Certificate is one of a duly authorized issue of Certificates designated as Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2001-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

        The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

        This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

        Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

        Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

        The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.




                                      A-8-5

        As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

        The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

        No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The Depositor, Servicers and the Trustee and any agent of the Depositor, Servicers or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, Servicers, the Trustee nor any such agent shall be affected by any notice to the contrary.

        On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans and REO Properties in both Loan Groups is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as in both Loan Groups as of the Cut-off Date, Litton may purchase, in whole, from the Trust the Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of
(i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in March 2030.

        Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-8-6

                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
        (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

        I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      -----------------

                                     -----------------------------------------
                                      Signature by or on behalf of assignor


                        A-8-7

                            DISTRIBUTION INSTRUCTIONS

        The assignee should include the following for purposes of distribution:

        Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ------------------------------------------------
--------------------------------------------------------------------------------
for the account of -----------------------, account number ---------, or, if mailed by check, to ------------------------------------------------- .
Applicable statements should be mailed to ------------------------------------
------------------------------------------------------------------------------
----------------------------------------------.

        This information is provided by -------------------------------------, the assignee named above, or ---------------------------------------------, as its agent.



                                      A-8-1

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT C

                        REQUEST FOR RELEASE OF DOCUMENTS

To:     Bankers Trust Company of California, N.A.,
        1791 East Street Andrew Place
        Santa Ana, California 92705
        Attn: Inventory Control

        Re: Pooling and Servicing Agreement dated as of June 1, 2001 among Financial Asset Securities Corp. as Depositor, Litton Loan Servicing LP as Servicer, Wells Fargo Home Mortgage, Inc. and Bankers Trust Company of California, N.A., as Trustee
             -------------------------------------------------------------------


        In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee's Mortgage File Or the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
---------------------

Mortgagor Name, Address & Zip Code:
-----------------------------------

Reason for Requesting Documents (check one):
-------------------------------

-------   1.     Mortgage Paid in Full

-------   2.     Foreclosure

-------   3.     Substitution

-------   4.     Other Liquidation (Repurchases, etc.)

-------   5.     Nonliquidation         Reason: ----------------------------

Address to which Trustee should deliver the Trustee's Mortgage File:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   By: ---------------------------------------
                                           (authorized signer)

                                   Issuer: -----------------------------------

                                   Address: ----------------------------------
                                            ----------------------------------

                                   Date:   -----------------------------------

Trustee
-------

Bankers Trust Company of California, N.A.

               Please acknowledge the execution of the above request by your signature and date below:

               ------------------------------        ---------------------------
               Signature                             Date

               Documents returned to Trustee:

               ------------------------------        ---------------------------
               Trustee                               Date

                                   EXHIBIT D-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                     June __, 2001


Financial Asset Securities Corp.               Litton Loan Servicing LP
600 Steamboat Road                             5373 West Alabama, Suite 600
Greenwich, Connecticut 06830                   Houston, TX 77056
Wells Fargo Home Mortgage, Inc.
7485 New Horizon Way
Frederick, Maryland 21703


          Re: Pooling and Servicing Agreement dated as of June 1, 2001 among Financial Asset Securities Corp. as Depositor, Litton Loan Servicing LP as Servicer, Wells Fargo Home Mortgage, Inc. and Bankers Trust Company of California, N.A., as Trustee
               -------------------------------------------------------------

Ladies and Gentlemen:

               Attached is the Trustee's preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

               The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File includes any of the documents specified in clause (vi) of Section
2.01 of the Pooling and Servicing Agreement.


                                      BANKERS TRUST COMPANY OF
                                      CALIFORNIA, N.A.


                                      By:
                                         ---------------------------------
                                      Name:
                                      Title:




                                      D-1-1

                                   EXHIBIT D-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION


                                               [Date]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

          Re: Pooling and Servicing Agreement dated as of June 1, 2001 among Financial Asset Securities Corp. as Depositor, Litton Loan Servicing LP as Servicer, Wells Fargo Home Mortgage, Inc. and Bankers Trust Company of California, N.A., as Trustee
               ----------------------------------------------------------------


Ladies and Gentlemen:

        In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

        The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on
Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items 1, 2, 7, 8, 10, 22, 24, and 25 of the definition of Mortgage Loan Schedule in the Pooling and Servicing Agreement accurately reflects information in the Mortgage File.

        Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                         BANKERS TRUST COMPANY OF CALIFORNIA,
                                         N.A., as Trustee


                                         By:
                                            -------------------------------
                                         Name:
                                         Title:



                                      D-2-1

                                    EXHIBIT E

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,

                                    as Seller


                                       and


                        FINANCIAL ASSET SECURITIES CORP.,

                                  as Purchaser





                        MORTGAGE LOAN PURCHASE AGREEMENT

                            Dated as of June 25, 2001



                  Adjustable Rate and Fixed Rate Mortgage Loans

                       Soundview Home Equity Trust 2001-2

                                                   TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----

                                                      ARTICLE I.

                                                      DEFINITIONS

          Section 1.01      DEFINITIONS...............................................................................1

                                                      ARTICLE II.

                                   SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

          Section 2.01      SALE OF MORTGAGE LOANS....................................................................2
          Section 2.02      OBLIGATIONS OF THE SELLER UPON SALE.......................................................2
          Section 2.03      PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS..........................................4

                                                     ARTICLE III.

                                  REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

          Section 3.01      REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS.............................4
          Section 3.02      REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER....................................11
          Section 3.03      REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES....................................13

                                                      ARTICLE IV.

                                                THE SELLER'S COVENANTS

          Section 4.01      COVENANTS OF THE SELLER..................................................................15

                                                      ARTICLE V.

                                  INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

          Section 5.01      INDEMNIFICATION..........................................................................15

                                                      ARTICLE VI.

                                                      TERMINATION

          Section 6.01      TERMINATION..............................................................................18


                                                           i





                                                     ARTICLE VII.

                                               MISCELLANEOUS PROVISIONS

          Section 7.01      AMENDMENT................................................................................18
          Section 7.02      GOVERNING LAW............................................................................18
          Section 7.03      NOTICES..................................................................................18
          Section 7.04      SEVERABILITY OF PROVISIONS...............................................................18
          Section 7.05      COUNTERPARTS.............................................................................19
          Section 7.06      FURTHER AGREEMENTS.......................................................................19
          Section 7.07      INTENTION OF THE PARTIES.................................................................19
          Section 7.08      SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.................................19
          Section 7.09      SURVIVAL.................................................................................20

Schedule I         Mortgage Loans...................................................................................I-1

                   MORTGAGE LOAN PURCHASE AGREEMENT, dated as of June 25, 2001 (the "Agreement"), between Greenwich Capital Financial Products, Inc. (the "Seller") and Financial Asset Securities Corp. (the "Purchaser").

                               W I T N E S S E T H
                               - - - - - - - - - -

                   WHEREAS, the Seller is the owner of (a) the notes or other evidence of indebtedness (the "Mortgage Notes") so indicated on Schedule I hereto referred to below and (b) the other documents or instruments constituting the Mortgage File (collectively, the "Mortgage Loans"); and

                   WHEREAS, the Seller, as of the date hereof, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

                   WHEREAS, the parties hereto desire that the Seller sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

                   WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of June 1, 2001 (the "Pooling and Servicing Agreement") among the Purchaser as depositor, Litton Loan Servicing LP and Wells Fargo Home Mortgage, Inc. as servicers and Bankers Trust Company of California, N.A. as trustee (the "Trustee"), the Purchaser will convey the Mortgage Loans to Soundview Home Equity Trust 2001-2 (the "Trust").

                   NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

          "GCFP INFORMATION": The information in the Prospectus Supplement under "THE SELLER."

          "GCFP LOAN INFORMATION": The information in the Prospectus Supplement as follows: under "SUMMARY OF TERMS--Mortgage Loans," the first sentence of the fourth bullet point under "RISK FACTORS--Unpredictability of Prepayments and Effect on Yields," "RISK
          FACTORS--Seasoned Mortgage Loan Risk," "RISK FACTORS--Delinquent Mortgage Loan Risk," the third sentence under the first bullet point under "RISK FACTORS--Effect of Mortgage Rates on the Offered Certificates," the second sentence under "RISK FACTORS--High Loan-to-Value Ratios Increase Risk of Loss," the first sentence of the first paragraph under "RISK FACTORS--Geographic Concentration," "THE MORTGAGE

          POOL," and the first sentence of the fifth paragraph under "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS."

                                   ARTICLE II.

                SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

          Section 2.01 SALE OF MORTGAGE LOANS. The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan, including the related Cut-off Date Principal Balance, all interest accruing thereon on or after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans and (iv) all proceeds of any of the foregoing.

          Section 2.02 OBLIGATIONS OF THE SELLER UPON SALE. In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense on or prior to the Closing Date, (a) to cause the books and records of the Seller to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date, (i) its account number and (ii) the Cut-off Date Principal Balance. Such file, which forms a part of Exhibit B to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

                   In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

          (i) the original Mortgage Note, endorsed in the following form: "Pay to the order of Bankers Trust Company of California, as Trustee, without recourse" or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

          (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

          (iii) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank, without recourse or (B) to "Bankers Trust Company of California, as Trustee," without recourse;

          (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

          (v) the original or a certified copy of lender's title insurance policy;

          (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

          (vii) the original Primary Mortgage Insurance Policy, if any.

          The Seller hereby confirms to the Purchaser and the Trustee that it has caused the appropriate entries to be made the in the general accounting records of the Seller to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

          The Seller shall promptly (and in no event later than 30 Business Days following the Closing Date) submit or cause to be submitted for recording, at the Seller's expense and at no expense to the Trust Fund or the Trustee, in the appropriate public office for real property records, each Assignment referred to in Sections 2.02(iii) and (iv) above. The Seller shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

          If any of the documents referred to in Section 2.02(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian, no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to
Section 2.02(v) above, the Seller shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

          Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan pursuant to Section
2.03 of the Pooling and Servicing Agreement.

          The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

          The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

          Section 2.03      PAYMENT OF PURCHASE PRICE FOR THE MORTGAGE LOANS.

                   In consideration of the sale of the Mortgage Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date (the "Purchase Price") (i) immediately available funds in an amount equal to the net sale proceeds of the Class AF Certificates, the Class AV Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates and (ii) transfer of the Class C Certificates, the Class P Certificates, and the Class R Certificates (collectively the "GCFP Certificates"), which GCFP Certificates shall be registered in the name of Greenwich Capital Markets, Inc. The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus relating to the Certificates, blue sky registration fees and expenses, fees and expenses of Purchaser's counsel, fees of the rating agencies requested to rate the Certificates, accountant's fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

          Section 3.01 REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS.

                   The Seller hereby represents and warrants with respect to the Mortgage Loans to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

                   (a) The information set forth in the Mortgage Loan Schedule is complete, true and correct as of the Cut-off Date;

                   (b) 4.68% of the Group I Mortgage Loans (by aggregate Principal Balance of the Group I Mortgage Loans as of the Cut-off Date) and 4.56% of the Group II Mortgage Loans (by aggregate Principal Balance of the Group II Mortgage Loans as of the Cut-off Date) were 30 days or more delinquent in their monthly payments as of May 31, 2001; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage;

               (c) As of the Cut-off Date, there were no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;

               (d) As of the Cut-off Date, the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Purchaser or its designee; the substance of any such waiver, alteration or modification has been approved by the insurer under the policy of primary mortgage guaranty insurance issued by any insurer which meets the requirements of Fannie Mae and Freddie Mac (the "Primary Insurance Policy"), if any, and the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. As of the Cut-off Date, no instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, and the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser or its designee and the terms of which are reflected in the Mortgage Loan Schedule;

               (e) As of the Cut-off Date, the Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (f) As of the Cut-off Date, all buildings upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. As of the Cut-off Date, all such insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. As of the Cut-off Date, if the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect, which policy conforms to the requirements of Fannie Mae and Freddie Mac. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

               (g) Prior to the Cut-off Date, any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with;

               (h) As of the Cut-off Date, the Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

               (i) As of the Cut-off Date, the Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument originated by the related Originator creating a lien subordinate to the lien of the Mortgage;

               (j) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms;

               (k) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae. In the event the Mortgagor is a trustee, the borrower under the Mortgage Note is a natural person. In the event that the Mortgagor is an inter vivos "living" trust, holding title to the Mortgaged Property in such trust will not diminish any rights of the Purchaser, as owner of the Mortgage Loan, to realize against the Mortgaged Property all benefits of the security interest thereby including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

               (l) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor except for escrows established or created due to seasonal weather conditions or for the completion of swimming pools and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

               (m) Prior to the sale of the Mortgage Loan by the Seller, the Seller was the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

               (n) As of the Cut-off Date, all parties which had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, were (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

               (o) As of the Cut-off Date, the Mortgage Loan was covered by an American Land Title Association ("ALTA") lender's title insurance policy (which, in the case of an Adjustable-Rate Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA 6.0 or 6.1) acceptable to Fannie Mae and Freddie Mac, issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (i)(a) and (b) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any Adjustable-Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Rate and Monthly Payment. Additionally, as of the Cut- off Date such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. As of the Cut-off Date, no claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

               (p) As of the Cut-off Date, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;

               (q) As of the Cut-off Date, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

               (r) All improvements which were considered in determining the Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property except as insured against by a title insurance policy;

               (s) The Mortgage Loan was originated by the related Originator or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

               (t) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Loan bears interest at the Mortgage Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments (and in the case of a Balloon Loan, includes a final Monthly Payment substantially greater than the preceding Monthly Payments), which, in the case of a Fixed-Rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Rate, and, in the case of an Adjustable-Rate Mortgage Loan, are changed on each Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Rate. The Index for each Adjustable-Rate Mortgage Loan is the index as specified in the related Mortgage Note. The Mortgage Note does not permit negative amortization. No Mortgage Loan permits the Mortgagor to convert an Adjustable-Rate Mortgage Loan to a Fixed-Rate Mortgage Loan;

               (u) The origination and collection practices used by the related Originator and any servicer of the Mortgage Loan as of the Cut-off Date, with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. As of the Cut-off Date, the Mortgage Loan has been serviced by the related Servicer and any predecessor servicer in accordance with the terms of the Mortgage Note. As of the Cut-off Date, with respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the related Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the related Servicer for any work on a Mortgaged Property which has not been completed except for escrows established or created due to seasonal weather conditions or for the completion of swimming pools;

               (v) As of the Cut-off Date, to the best of the Seller's knowledge, the Mortgaged Property is free of damage and waste so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and there is no proceeding pending for the total or partial condemnation thereof;

               (w) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

               (x) The Mortgage Loan was underwritten in accordance with the underwriting standards of the related Originator in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac;

               (y) As of the Cut-off Date, the Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (i) above;

               (z) The Mortgage File contains an appraisal of the related Mortgaged Property which satisfied the standards of Fannie Mae and Freddie Mac and was made and signed by a qualified appraiser, duly appointed by the related Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

               (aa) As of the Cut-off Date, in the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               (bb) As of the Cut-off Date, no Mortgage Loan contains provisions pursuant to which Monthly Payments are (a) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c) contains any other similar provisions which may constitute a "buydown" provision. As of the Cut-off Date, the Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

               (cc) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

               (dd) Each Mortgage Loan listed on the Mortgage Loan Schedule as being subject to a Primary Insurance Policy is and will be subject to a Primary Insurance Policy, which insures that portion of the Mortgage Loan in excess of the portion of the Value of the Mortgaged Property required by Fannie Mae. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Except with respect to any Primary Insurance Policy as indicated on the Mortgage Loan Schedule as being a mortgagee paid policy, any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. Either the Mortgage Rate for the Mortgage Loan does not include any such insurance premium or such premium shall be paid by the related Servicer out of the Servicing Fee without the right of reimbursement therefor. When measured by the related aggregate Principal Balance as of the Cut-off Date, no more than 0.50% of the Group I Mortgage Loans and no more than 5.83% of the Group II Mortgage Loans provide for the mortgagee to maintain such insurance and to pay all premiums and charges in connection therewith;

               (ee) As of the Cut-off Date, the Mortgaged Property was lawfully occupied under applicable law; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, had been made or obtained from the appropriate authorities;

               (ff) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination, modification or amendment of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

               (gg) Upon the insertion of the name of the assignee and recording information, the Assignment is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

               (hh) Any principal advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

               (ii) If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of the related Originator;

               (jj) No Mortgage Loan which is a cash-out refinancing was originated in the State of Texas;

               (kk) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

               (ll) As of the Cut-off Date, there is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

               (mm) No selection procedure reasonably believed by the Seller to be adverse to the Purchaser was used in selecting the Mortgage Loans sold to Purchaser hereunder;

               (nn) The Mortgage Note, the Mortgage, the Assignment and any other Mortgage files have been delivered to the Purchaser or its designee. With respect to each Mortgage Loan, the related Servicer is in possession of a complete Mortgage File, except for such documents as have been delivered to the Purchaser or its designee;

               (oo) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the Mortgagee thereunder; and

               (pp) No Mortgage Loan is in violation of the Home Ownership and Equity Protection Act of 1994.

        Section 3.02 REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER. The Seller represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

               (a) The Seller is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

               (b) The Seller has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this

Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

               (c) The execution and delivery of this Agreement by the Seller and the performance of and compliance with the terms of this Agreement will not violate the Seller's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or its assets;

               (d) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

               (e) Immediately prior to the payment of the Purchase Price for each Mortgage Loan, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the Purchase Price by the Purchaser, in the event that the Seller retains record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof;

               (f) The Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

               (g) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

               (h) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

               (i) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller. The sale of the Mortgage Loans is in the ordinary course of business of the Seller and the assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions; and

               (j) Except with respect to liens released immediately prior to the transfer herein contemplated, each Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien"); the Seller has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller shall have transferred all of its right, title and interest in and to each Mortgage Loan and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no Liens.

               (k) Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependant solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

        Section 3.03 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed that the representations and warranties set forth in Subsections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Seller, or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in the following paragraphs of this Section 3.03 in respect of such Mortgage Loan. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage
Loan), the party discovering such breach shall give prompt written notice to the other.

               Within 90 days of the earlier of either discovery by or notice to the Selelr of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Purchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 3.02 and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Purchase Price. the Seller may, at the request of the Purchaser and assuming the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Seller does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

               Notwithstanding the foregoing, no representation or warranty is made by the Servicer with respect to any Prepayment Charge.

               At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account, the Seller shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

               As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Seller shall remit for deposit in the Collection Account the Monthly Payment due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Subsections 3.01 and 3.02.

               It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

               It is understood and agreed that the obligations of the Seller set forth in this Section 3.03 to cure, repurchase and substitute for a defective Mortgage Loan and the obligations of the Seller to indemnify the Purchaser as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01 or 3.02.


                                   ARTICLE IV.

                             THE SELLER'S COVENANTS

        Section 4.01 COVENANTS OF THE SELLER. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; PROVIDED, HOWEVER, that nothing in this Section 4.01 shall prevent or be deemed to prohibit Seller from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

               INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

        Section 5.01   INDEMNIFICATION.

               (a) The Seller indemnifies and holds harmless the Purchaser, the Purchaser's respective officers and directors and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, as follows:

                       (i) against any and all losses, claims, expenses, damages or liabilities, joint or several, to which the Purchaser or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Certificates) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading, to the extent that any untrue statement or alleged untrue statement therein results (or is alleged to have resulted) from an error or material omission in the information concerning (x) the GCFP Information or
(y) the characteristics of the Mortgage Loans set forth in the GCFP Loan Information furnished by the Seller to the Purchaser for use in the preparation of the Prospectus

Supplement, which error was not superseded or corrected by the delivery to the Purchaser of corrected written or electronic information, or for which the Seller provided written notice of such error to the Purchaser prior to the confirmation of the sale of the Certificates; and will reimburse the Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Purchaser or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred;

                       (ii) against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Purchaser; and

                       (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

               This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

               (b) Promptly after receipt by any indemnified party under this
Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

               If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

               Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser.

               Each indemnified party, as a condition of the indemnity agreements contained in Section 5.01 (a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

               (c) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article is for any reason held to be unenforceable although applicable in accordance with its terms, the Seller, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and the Purchaser in such proportions as shall be appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser on the other from the sale of the Mortgage Loans; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer and director of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser and each director of the Seller, each officer of the Seller, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Seller.

               (d) The Seller agrees to indemnify and to hold each of the Purchaser, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, or any such person or entity and any Certificateholder may sustain in any way (i) related to the failure of the Seller to perform its duties in compliance with the terms of this Agreement,
(ii) arising from a breach by the Seller of its representations and warranties in Sections 3.01 and 3.02 of this Agreement or (iii) related to the servicing of the Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of the Seller or any servicer. The Seller shall immediately notify the Purchaser, the Trustee and each Certificateholder if a claim is made by a third party with respect to this Agreement. The Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee or any such person or entity and/or any Certificateholder in respect of such claim.

                                   ARTICLE VI.

                                   TERMINATION

        Section 6.01 TERMINATION. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Seller's indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

        Section 7.01 AMENDMENT. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

        Section 7.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        Section 7.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Seller , Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich Connecticut 06830, Attention: Legal, or such other address as may hereafter be furnished to the Purchaser in writing by the Seller and (ii) if to the Purchaser, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

        Section 7.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

        Section 7.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

        Section 7.06 FURTHER AGREEMENTS. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Mortgage Loans.

        Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

        Section 7.07 INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

        Section 7.08 SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

        Section 7.09 SURVIVAL. The representations and warranties set forth in Sections 3.01 and 3.02 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

               IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year fist above written.

                                 FINANCIAL ASSET SECURITIES CORP,
                                  as Purchaser

                                 By:
                                    --------------------------------
                                 Name:
                                 Title:


                                 GREENWICH CAPITAL FINANCIAL PRODUCTS,
                                 INC.

                                 By:
                                    --------------------------------
                                 Name:
                                 Title:

                                   SCHEDULE I

                                 MORTGAGE LOANS
                                 --------------


                             AVAILABLE UPON REQUEST

                                    EXHIBIT F

                           FORM OF LOST NOTE AFFIDAVIT

        Personally appeared before me the undersigned authority to administer oaths, ------------------- who first being duly sworn deposes and says: Deponent is ------------------------------- of -------------------------------, successor by merger to ------------------------------- ("Seller") and who has personal knowledge of the facts set out in this affidavit.

On -------------------------------, ------------------------------- did execute and deliver a promissory note in the principal amount of $--------------------.

        That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

        Seller executes this Affidavit for the purpose of inducing Bankers Trust Company of California, N.A., as trustee on behalf of Soundview Home Mortgage Loan Trust 2001-2, Asset- Backed Certificates Series 2001-2, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify Bankers Trust Company of California, N.A., Financial Asset Securities Corp., Litton Loan Servicing LP and Wells Fargo Home Mortgage, Inc. harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:  -------------------------------
     -------------------------------

STATE OF        )
                )      SS:
COUNTY OF       )

        On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared ______________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

        Witness my hand and Notarial Seal this _________ day of 20__.



-------------------------------
-------------------------------
My commission expires -------------------.

                                    EXHIBIT G

                     FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                                     _____________, 200__



Financial Asset Securities Corp.   Litton Loan Servicing LP
600 Steamboat Road                 5373 West Alabama, Suite 600
Greenwich, Connecticut 06830       Houston, TX 77056
Wells Fargo Home Mortgage, Inc.    Bankers Trust Company of California, N.A.,
7485 New Horizon Way               1791 East Street Andrew Place
Frederick, Maryland 21703          Santa Ana, California 92705


               Re: Soundview Home Equity Loan Trust 2001-2
                   Asset-Backed Certificates, Series 2001-2, Class [C][P][R]
                   ---------------------------------------------------------

Dear Sirs:

               __________________________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial
Certificate Principal Balance of Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates, Series 2, [Class C][Class P][Class R] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 2001 among Financial Asset Securites Corp. as depositor (the "Depositor"), Litton Loan Servicing LP as servicer ("Litton"), Wells Fargo Home Mortgage, Inc. ("Wells Fargo"; and together with Litton, the "Servicers") and Bankers Trust Company of California, N.A. as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Servicers that the following statement is accurate:

        _____ (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and
        (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. ss. 2510.3-101.

                                             Very truly yours,

                                             -------------------------------

                                             By:
                                                ----------------------------
                                             Name:
                                             Title:

                                    EXHIBIT H

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Bankers Trust Company of California, N.A.,
1791 East Street Andrew Place
Santa Ana, California 92705

                  Re: Soundview Home Equity Loan Trust 2001-2,
                      Asset-Backed Certificates Series 2001-2
                      ----------------------------------------

Ladies and Gentlemen:

               In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        [NAME OF TRANSFEREE]


                                        By:
                                           -------------------------------
                                               Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

Bankers Trust Company of California, N.A.,
1791 East Street Andrew Place
Santa Ana, California 92705

                  Re: Soundview Home Equity Loan Trust 2001-2,
                      Asset-Backed Certificates Series 2001-2
                      ---------------------------------------

Ladies and Gentlemen:

        In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                Very truly yours,

                                                [NAME OF TRANSFEREE]


                                                By:
                                                   -----------------------------
                                                          Authorized Officer

                              ANNEX 1 TO EXHIBIT H

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

               The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

               1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

               2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $-------(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

             -------CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

             -------BANK. The Buyer (a) is a national bank or banking
                    institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

             -------SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

--------
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                    -------BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                    -------INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                    -------STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                    -------ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                    -------INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                    -------SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                    -------BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                   3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                   4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                   5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                   6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        ---------------------------------------
                                              Print Name of Buyer

                                        By: -----------------------------------
                                        Name:
                                        Title:

                                        Date: ---------------------------------

                              ANNEX 2 TO EXHIBIT H

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

                   The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                   1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                   2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                    -------The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                    -------The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                   3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                   4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,

(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                   5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                   6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                      -----------------------------------
                                      Print Name of Buyer or Adviser

                                      By:
                                         --------------------------------
                                      Name:
                                      Tide:

                                      IF AN ADVISER:


                                      -----------------------------------
                                      Print Name of Buyer

                                      Date:
                                           ------------------------------

                                    EXHIBIT I

                     AFFIDAVIT OF TRANSFER OF R CERTIFICATES
                           PURSUANT TO SECTION 5.02(d)

                     SOUNDVIEW HOME EQUITY LOAN TRUST 2001-2
                    ASSET-BACKED CERTIFICATES, SERIES 2001-2

STATE OF                 )
                         ) ss.:
COUNTY OF                )

          The undersigned, being first duly sworn, deposes and says as follows:

          1. The undersigned is an officer of , the proposed Transferee of an Ownership Interest in the Class R Certificates (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Financial Asset Securities Corp. as depositor, Litton Loan Servicing LP as servicer ("Litton"), Wells Fargo Home Mortgage, Inc. as servicer ("Wells Fargo") and Bankers Trust Company of California, N.A., as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

          2. The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

          3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) to a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

          4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass- through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

          5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

          6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

          7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

          8. The Transferee's taxpayer identification number is _____________.

          9. The Transferee is a U.S. Person as defined in Code
Section 7701-(a)(30).

          10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of __________, ___.



                                      -----------------------------------
                                                [NAME OF TRANSFEREE]

                                      By:
                                         --------------------------------
                                      Name:
                                      Title:

[Corporate Seal]

ATTEST:

-----------------------------------
[Assistant] Secretary

          Personally appeared before me the above-named --------------, known or proved to me to be the same person who executed the foregoing instrument and to be the -------------- of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

          Subscribed and sworn before me this __ day of _______, ___.



                           -----------------------------------
                              NOTARY PUBLIC

                           My Commission expires the ____ day of ____, ___.

                                    EXHIBIT J

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Financial Asset Securities Corp.
600 Steamboat Road
Greenwich, Connecticut 06830

                  Re: Soundview Home Equity Loan Trust 2001-2, Asset-Backed Certificates Series 2001-2
                           ---------------------------------------

Ladies and Gentlemen:

          In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

                                        Very truly yours,

                                        TRANSFEROR

                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:

                                   SCHEDULE I

                           PREPAYMENT CHARGE SCHEDULE





                                  Schedule I-1

                                   SCHEDULE II

                 MORTGAGE LOAN SCHEDULE WITH RESPECT TO MORTGAGE
                   LOANS THAT HAVE PRIMARY MORTGAGE INSURANCE




                                  Schedule II-1